EXHIBIT 2.1
DATED    21 MARCH   2003








(1) DDL EUROPE LIMITED

(2) ALINA LIMITED

(3) SMTEK INTERNATIONAL INC


__________________________________

SHARE SALE AGREEMENT
for all the issued share capital of
SMTEK Europe Limited
_________________________________











 INDEX

CLAUSE	SUBJECT	PAGE

1.	Interpretation
2.	Sale of Shares
3.	Consideration
4.	Conditions
5.	Completion
6.	Restrictive Covenants given by Vendor's Group
7.	Warranties
8.	Not Used
9.	[Not Used]
10.	Confidentiality
11.	Announcements
12.	Guarantee
13.	Provisions Relating to this Agreement
14.	Law and Jurisdiction

	SCHEDULE
1.	Part I - Details of the Company
	Part II - Not Used
2.	Not Used
3.	Not Used
4.	Not Used
5.	Particulars of the Property
6.	Non-Taxation Warranties
7.	Taxation Warranties
8.	Completion Arrangements
9.	Vendor Protection
10.	Not Used


THIS AGREEMENT is dated  21  March 2003


PARTIES:

(1)	DDL EUROPE LIMITED a company registered in Northern Ireland with number ? whose registered office is at 72 Silverwood Road, Lurgan, BT66 6NB (the "Vendor");

(2) ALINA LIMITED a company registered in Northern Ireland] with number NI45402 whose registered office is at Marlborough House, 30 Victoria Street, Belfast, BT1 13GS (the "Purchaser"); and

(3) SMTEK INTERNATIONAL INC a company registered in Delaware	 with
number whose office is at 2000 Science Drive, Moorpark, California, 93021-2003 (the "Guarantor").


INTRODUCTION:

(A) The Vendor wishes to sell and the Purchaser wishes to acquire the entire issued share capital of SMTEK Europe Limited upon and subject to the terms of this Agreement.

(B) The Guarantor joins to this Agreement to guarantee the obligations of the Seller hereunder.


IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

	In this Agreement where the context admits:

	"Affiliate" means, in respect of any body corporate, a body corporate which is its subsidiary or holding company, or a company which is a subsidiary of that holding company, and each such company;

	"Associate" means any person with whom the Vendor is or may be connected or any person for whom the Vendor may be a personal representative;

	"Audited Accounts" means the audited balance sheet of the Company made up as at the Balance Sheet Date and the audited profit and loss account of the Company in respect of the financial year ending on the Balance Sheet Date including, in each case, the notes thereto and the directors' report and auditors' report;

	"Auditors" means KPMG, Stokes House, College Square East,
Belfast, BT1 6DH;

	"Balance Sheet Date" means 30 June 2002;

	"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Belfast;

	"Company" means SMTEK Europe Limited details of which are given in Schedule 1 (Details of the Company);

	"Companies Order" means the Companies (Northern Ireland) Order
1986;

	"Companies Orders" means statutes from time to time in force in Northern Ireland concerning companies including (without limitation) the Companies (Northern Ireland) Order 1986, the Companies Consolidation (Consequential Provisions) (Northern Ireland) Order 1986, the Companies (Northern Ireland) Order 1989, the Insolvency (Northern Ireland) Order 1989, the Companies (Northern Ireland) Order 1990, the Companies (No. 2) (Northern Ireland) Order 1990, the Companies (Single Member Private Limited Companies) Regulations (Northern Ireland) 1992, the Criminal Justice Act 1993 Parts V and VII, the Partnerships and Unlimited Companies (Accounts) Regulations (Northern Ireland) 1994 and the Public Offers of Securities Regulations 1995;

	"Completion" means completion of the sale and purchase of the Sale Shares in accordance with Clause 5 (Completion);

	"Completion Date" means the day Completion takes place;

	"Conditions" means the conditions contained in Schedule 4
(Conditions);

	"Directors" means the persons named in Schedule 1 (Details of the Company) as directors of the Company and the "Continuing Directors" means the persons named in the Schedule as continuing directors following Completion;

	"Disclosure Letter" means the letter in agreed terms dated the date of this Agreement from or on behalf of the Vendor to the Purchaser;

	"Encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement or a rental, hire purchase, credit sale or other agreement for payment on deferred terms;

	"INI Grant" means the financial assistance granted to the Company (formerly known as DDL Electronics Limited) by Invest Northern Ireland (formerly known as the Department of Enterprise, Trade and Investment and also the Department of Economic Development) under the terms of a financial assistance agreement dated 7 April 1999 and a supplemental agreement dated 3 September 2001.

	"Management Accounts" means the management accounts of the Company for the period from the Balance Sheet Date to 21 February 2003;

	"Name Licence Agreement" means an agreement in agreed terms as set out in Schedule 11;

	"Property" means the property particulars of which are set out in
Schedule 5 (Particulars of Property);

	"Purchaser's Group" means the Purchaser and each of its Affiliates (if any);

	"Purchaser's Solicitors" means Tughans of Marlborough House, 30 Victoria Street, Belfast, BT1 3GS;

	"Restricted Business" has the meaning given in Sub-Clause 6.1 (Restricted Business);

	"Sale Shares" means 2,550,000 ordinary shares of 1 pound each to be bought and sold pursuant to Clause 2.1 (Sale and Purchase) being all the issued shares in the capital of the Company;

	"Subsidiaries" means the bodies corporate, details of which are set out in Schedule 2 (The Subsidiaries);

	"TA" means the Income and Corporation Taxes Act 1988;

	"Tax Deed" means the deed of indemnity in agreed terms relating to taxation, to be executed and delivered at Completion;

	"Vendor's Group" means the Vendor and each of its Affiliates other than the Company;

"Vendor's Solicitors" means Elliott Duffy Garrett of Royston House, 34 Upper Queen Street, Belfast, BT1 6FD;

	"Warranties" means the warranties and representations set out in Paragraph 2 of Schedule 6 (Non-Taxation Warranties), and in Paragraph 2 of Schedule 7 (Taxation Warranties) given and made by the Vendor in favour of the Purchaser.

1.2	Contents Page and Headings

In this Agreement the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3 Meaning of References

	In this Agreement, where the context admits:

(A) references to a party or the parties is to a party or the parties (as the case may be) to this Agreement;

(B) words and phrases the definitions of which are contained or referred to in Part I of the Companies (Northern Ireland) Order 1986 shall be construed as having the meanings thereby attributed to them;

(C)	references to statutory provisions shall be construed as
references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(D)	where any statement is qualified by the expression 'so far as the
Vendor is aware' or 'to the best of the Vendor's knowledge and belief' or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry provided that the Vendor shall only be deemed to have the same knowledge as the Purchaser, or the continuing Director strictly in so far as the Vendor or the Guarantor has not done anything whatsoever in relation to the Company without actual knowledge of the Purchaser or theContinuing Director;

(E)	references to Clauses and Schedules are references to Clauses and schedules of and to this Agreement, references to Sub-Clauses or Paragraphs are, unless otherwise stated, references to Sub-Clauses of the Clause or paragraphs of the Schedule in which the reference appears, and references to this Agreement include the Schedules;

(F) references to any document being in 'agreed terms' or in 'agreed form' are to that document in the form signed or initialled by or on behalf of the parties for identification;

(G) any Northern Irish statutory provision or Northern Irish legal term for any action, remedy, method of judicial proceedings, document, legal status, court, official or any other legal concept or thing shall in respect of any jurisdiction other than Northern Ireland be deemed to include what most nearly approximates in that jurisdiction to the Northern Irish statutory provision or Northern Irish legal term;

(H) a person shall be deemed to be connected with another if that person is connected with another within the meaning of Section 839 TA;

(I) writing shall include any modes of reproducing words in a legible and non-transitory form;

(J) any reference to "indemnity" and to "indemnifying" any person against any circumstance includes indemnifying and keeping him harmless from all demands, actions, claims and proceedings from time to time made or brought against that person and all loss or damage and all payments, costs or expenses or liabilities from time to time made, suffered or incurred by that person as a direct or indirect consequence of or which would not have arisen but for that circumstances;

(K) "Sterling" or "pounds" is to the lawful currency of the United
Kingdom;

(L)	references to the masculine, feminine or neuter gender
respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

1.4	Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5	Schedules

Each of the Schedules shall have effect as if set out herein.

1.6	Words Defined in Related Documents

Words and expressions defined in the Disclosure Letter and Tax Deed but not in this Agreement shall have the same meaning in this Agreement as in the Disclosure Letter and the Tax Deed (as appropriate).
 2.	SALE OF SHARES

2.1	Sale and Purchase

Subject to the terms of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser relying on the Warranties and the other obligations of the Vendor under this Agreement shall purchase the Sale Shares. The Vendor agrees that the Sale Shares shall be free from all claims, liens, charges and encumbrances and shall be sold with all rights now or hereafter attaching thereto with effect from Completion.

2.2	No Sale of Part Only

Neither the Vendor nor the Purchaser shall be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

2.3 Purchaser Entitled to Rights Accruing to Shares

With effect from the Completion Date the Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion.

3.	CONSIDERATION

	Total Purchase Price

3.1 The total price for the Sale Shares shall be the sum of $1, which shall be payable to the Vendor in cash on Completion.

4.	CONDITIONS

4.1 The sale and purchase of the Sale Shares is conditional upon the Conditions and in the event that the Conditions (or any of them) shall not have been satisfied on or before 28 March 2003 this Agreement shall lapse and no party shall make any claim against any other in respect thereof unless the Vendor shall consent to a request by the Purchaser that the Agreement shall not lapse in which case the Vendor shall confirm a later date at which the provisions of this Clause 4.1 shall apply.

5.	COMPLETION

5.1	Date and Place of Completion

Completion shall take place on or before 28 March 2003 subject to the provisions of Clause 4.1 at the offices of the Vendor's Solicitors.

5.2	Completion Arrangements

At Completion the Vendor and the Purchaser shall do those things listed in Schedule 8 (Completion Arrangements).

5.3	Not Used

6.	RESTRICTIVE COVENANTS GIVEN BY VENDOR'S GROUP AND COVENANT BY THE
PURCHASER

6.1	Restricted Business

In this Clause, 'Restricted Business' means (a) in relation to the Vendor any business activity within the United Kingdom and Ireland and which directly or indirectly competes with the business of the Company carried on at the date of this Agreement and (b) in relation to the Purchaser any business activity outside the United Kingdom and Ireland and which directly competes with the business of the Vendor's Group (other than the Company) carried on at the date of this Agreement.

6.2	Restrictive Covenants

6.2.1	The Vendor undertakes with the Purchaser for itself and its
successors in title that it will not and that it will procure that none of its Affiliates will:

(A)	for the period of  1 year after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise) in establishing a presence in the United Kingdom or Ireland in relation to the Restricted Business;;

(B)	for the period of 2 years after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, solicit or endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a director, officer, manager, employee or servant of the Company whether or not such person would commit a breach of contract by reason of leaving service or office;

(C)	without the consent of the Purchaser for the period of 2 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business deal with, solicit the custom of or endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of two years prior to the date of this Agreement has been) a customer of the Company whether or not such person would commit a breach of contract by reason of transferring business; and

(D)	for the period of 2 years after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a supplier of the Company whether or not such person would commit a breach of contract by reason of transferring business.

6.2.2	The Purchaser undertakes with the Vendor for itself and its
successors in title that it will not and that it will procure that none of its Affiliates will:

(A)	for the period of 2 years after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, solicit or endeavour to entice away Mickey McCallion from the Vendor's Group and

(B)	without the consent of the Purchaser such consent not to be
unreasonably withheld for the period of 2 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business deal with, solicit the custom of or endeavour to entice away from the Vendor's Group any person who at the date of this Agreement is (or who within a period of two years prior to the date of this Agreement has been) a customer of the Vendor's Group whether or not such person would commit a breach of contract by reason of transferring business.

6.3	Vendor and Purchaser to Procure Compliance

The Vendor and the Purchaser each undertakes to the other take all such steps as shall from time to time be necessary to ensure compliance with the terms of Sub-Clause 6.2 above by employees and agents of (a) the Vendor save for Mr Kieran Leonard or any of its Affiliates and (b) the Purchaser or any of its Affiliates respectively.

6.4	Separate Covenants

Each of the undertakings in Sub-Clauses 6.2 and 6.3 shall be construed as a separate and independent undertaking and if one or more of the undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

6.5	Reasonableness

The Vendor and the Purchaser each agrees that the restrictions and undertakings contained in Sub-Clauses 6.2 and 6.3 are reasonable and necessary for the protection of the other's legitimate interests in the goodwill of the Company and the Vendor's Group respectively, but if any such restriction or undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted, such restriction or undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

6.6	Void or Unenforceable Restrictions

Without prejudice to Sub-Clause 6.5, if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid effect as that which it replaces.

6.7	Confidential Information Concerning the Company

The Vendor shall not (without prior written consent) and shall procure that no other member of the Vendor's Group nor any officer or employee of the Vendor or any member of the Vendor's Group shall make use of or divulge to any third party (other than to the Vendor's professional advisers for the purpose of this Agreement in which case the Vendor shall use all reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this Clause) any confidential information relating to the Company save only:

(A)	insofar as the same has become public knowledge otherwise than, directly or indirectly, through the Vendor's breach of this Sub-Clause
6.7 or the failure of the officers, employees or professional advisers referred to above to keep the same confidential; or

(B)	to the extent required by law or by any supervisory or regulatory body or Court of competent jurisdiction.

7.	WARRANTIES

7.1	General

The Vendor hereby warrants and represents to the Purchaser in the terms of the Warranties and acknowledges and accepts that the Purchaser is entering into this Agreement in reliance upon each of the Warranties.

7.2	Purchaser's knowledge

The Warranties are given subject to matters fairly disclosed in this Agreement or in the Disclosure Letter.

7.3	Warranties to be independent

Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

7.4	Vendor protection provisions

	The provisions of Schedule 9 shall apply to the Warranties and Tax Deed.

7.5	Vendor Indemnity

The Vendor hereby undertakes to indemnify and keep indemnified the Purchaser against any clawback by Invest Northern Ireland of the monies granted to the Company pursuant to the INI Grant.

7.6 Purchaser's Claim

The Purchaser confirms to the Vendor that it has not formulated nor is it in the process of formulating any claim for breach of the Warranties and it is not its intention to make a claim for breach of Warranties after Completion as a result of any fact or circumstance know to it.

7.7	NOT USED

7.8	Waiver of Claims

The Vendor undertakes to the Purchaser that it will not make or pursue any claim which it has or may have against the Company, or any of the Employees (as such term is defined in Schedule 6 (Non-Taxation Warranties), para 2.11(B)(1)) in respect of or arising out of the Warranties or any information supplied by them to or on behalf of the Vendors or its professional advisers or agents on or prior to the date hereof.

7.9	Any amount paid by the Vendor to the Purchaser in respect of any of the provisions of this Agreement shall be treated as paid to the Purchaser by way of pro-rata reduction of the consideration payable for the Sale Shares.
8.	NOT USED


9.	NOT USED


10.	CONFIDENTIALITY

10.1	Subject to Sub-Clause 10.2 and to Clause 11 and without prejudice to Sub-Clause 6.7 each party:

(A)	shall treat as strictly confidential information obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this Agreement or the other party ("Confidential Information"); and

(B)	shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

10.2	Permitted Disclosures

Sub-Clause 10.1 shall not apply if and to the extent that the party proposing to make such disclosure can demonstrate that:

(A)	the Confidential Information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from that other party; or

(B)	the Confidential Information has come into the public domain other than through its fault or the fault of any person to whom the Confidential Information has been disclosed.

10.3	Continuance of Restrictions

The restrictions contained in this Clause on the part of the Vendor shall survive Completion.

11.	ANNOUNCEMENTS

11.1	Restriction

Subject to Sub-Clause 11.2, neither the Vendor nor the Purchaser shall make any announcement, whether to the public, to the customers or suppliers of the Company, or to all or any of the employees of the Company, concerning the subject matter of this Agreement without the prior written approval of the other (which shall not be unreasonably withheld or delayed).

11.2	Permitted Announcements

Sub-Clause 11.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including the US NASDAQ, London Stock Exchange, The Panel on Take-overs and Mergers, the Financial Services Authority and the Serious Fraud Office) and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other party.

11.3	Continuance of Restrictions

The restrictions contained in this Clause on the part of the Vendor shall survive Completion.

12.	GUARANTEE

12.1	In consideration of the entry of the Purchaser into this
Agreement and the payment by it of 1.00 (one pound) (receipt of which is hereby acknowledged) the Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and observance by the Vendor of its obligations under or pursuant to this Agreement and the Tax Deed (the "Agreements") and agrees to indemnify the Purchaser against all losses, liabilities, costs, charges, expenses, actions, proceedings, claims and demands which the Purchaser may suffer through or arising from any breach by the Vendor of such obligations subject to any limits on the liability of the Vendor in the Agreements.

12.2	If and whenever the Vendor defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by the Vendor under or pursuant to the Agreements, the Guarantor shall upon demand perform (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by the Agreements and so that the same benefits shall be conferred on the Purchaser as it would have received if such obligation or liability had been duly performed and satisfied by the Vendor in default.

12.3	This guarantee is to be a continuing guarantee and is in addition to and without prejudice to and not in substitution for any other rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations of the Vendor under or in connection with the Agreements.

12.4	Not Used

13.	PROVISIONS RELATING TO THIS AGREEMENT

13.1	Assignment

This Agreement shall be binding upon and inure for the benefit of the successors of the parties but shall not be assignable save that the Purchaser may at any time (with the prior written consent of the Vendor, such consent not to be unreasonably withheld, save in respect of an assignment to any member of the Purchaser's Group where consent shall not be necessary) assign all or any parts of its rights and benefits under this Agreement, including the Warranties and any cause of action arising under or in respect of them, to any transferee of the share capital of the Company, or to any Affiliate of the Purchaser who may enforce them as if it had also been named in the Agreement as the Purchaser.

13.2	Whole Agreement

(A)	This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, assurances and arrangements of any nature, whether in writing or oral, relating to such subject matter.

(B)	No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

(C)	The Purchaser acknowledges that it has not been induced to enter into this Agreement by an representation, warranty, promise or assurance by the Vendor or any other person save for those contained in this Agreement and in the Disclosure Letter. The Purchaser agrees that (except in respect of fraud) it shall have no right or remedy in respect of any representation, warranty, promise or assurance save for those contained in this Agreement. The Purchaser acknowledges that its legal advisers have explained to it the effect of this sub clause 13.2(C).

13.3	Agreement Survives Completion

The Warranties and all other provisions of this Agreement in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

13.4	Rights etc Cumulative and Other Matters

(A)	The rights, powers, privileges and remedies provided in this
Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(B)	No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

(C)	No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

13.5	Not used

13.6	Further Assurance

At any time after the date hereof the Vendor shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purpose of vesting the Sale Shares in the Purchaser or its nominees and giving to the Purchaser the full benefit of all the provisions of this Agreement.

13.7	Invalidity

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

13.8 Payment to Vendor

Any payment failing to be made to the Vendor under any provision of this Agreement may be made to the Vendor's Solicitors, whose receipt shall be an absolute discharge.

13.9	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement shall be enforceable by a third party
(whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise).

13.10	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

13.11 	 Costs

Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

13.12  	Notices

(A)	Any notice or other communication required to be given under this
Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in Sub-Clause (B) and may be:

(1)	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

(2)	if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given 2 Business Days after the date of posting; or

(3)	if from or to any place outside the United Kingdom, sent by pre-
paid priority airmail, in which case it shall be deemed to have been given 7 Business Days after the date of posting; or

(4)	sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 on the next Business Day.

(B)	The addresses and other details of the parties referred to in
Sub-Clause (A) are, subject to Sub-Clause (C):

	Name:				DDL Europe Limited, c/o SMTEK
International Inc.

	[For the attention of:]		Kirk Waldron

	Address:			SMTEK International Inc.

	Fax number:			00 1 805 5321608

(C)	Any party to this Agreement may notify the other parties of any change to its address or other details specified in Sub-Clause (B), provided that such notification shall be effective only on the date specified in such notice or 5 Business Days after the notice is given, whichever is later.

(D)	For the avoidance of doubt, Notice given under this Agreement shall not be validly served if sent by email.

14.	LAW AND JURISDICTION

14.1	Northern Irish Law

	This Agreement shall be governed by, and construed in accordance with, Northern Ireland law.

14.2	Jurisdiction

In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement
('proceedings') each of the parties irrevocably submits to the jurisdiction of the Northern Ireland courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.


SIGNED by Kirk Waldron
duly authorised for and on behalf of
DDL EUROPE LIMITED




SIGNED by Kieran Leonard
duly authorised for and on behalf of
ALINA LIMITED





SIGNED by Kirk Waldron
duly authorised for and on behalf of
SMTEK INTERNATIONAL INC
 SCHEDULE 1

DETAILS OF THE COMPANY


Name:	SMTEK EUROPE LIMITED

Number:	NI 19281

Registered Office:	72 Silverwood Road, Lurgan, County Armagh, BT66
6NB

Authorised Capital:	2,550,000 pounds sterling

Issued Capital:	2,550,000 Ordinary Shares of 1.00 pound each

Directors and other directorships: 	Kirk Waldron
                              	Kieran Leonard
	Ed Smith

Secretary:	David Seymour

Accounting Reference Date:	30 June

Auditors:	PricewaterhouseCoopers

Continuing Directors:	Kieran Leonard

 SCHEDULE 2

SUBSIDIARIES

None
 SCHEDULE 3
NOT USED










 SCHEDULE 4

CONDITIONS

1. Consent of Invest Northern Ireland.
2. Consent of Ulster Bank Limited.
3. Release by Ulster Bank Limited of Guarantee given by the Guarantor. in respect of the liabilities of the Company.
4. Ulster Bank offering facilities to the Company in terms satisfactory to the Purchaser.
5. Invest Northern Ireland reaching agreement with the Company in respect of loan facilities in terms satisfactory to the Purchaser.
6. Consent of the Guarantor's bankers.
7. Written confirmation from Invest Northern Ireland to the Guarantor of the circumstances in which the INI Grant will become repayable in terms satisfactory to the Guarantor
 SCHEDULE 5


PARTICULARS OF THE PROPERTY

The property situated at 72, Silverwood Road , Craigavon, County Armagh held by the Company under a Lease dated 19 January 1990 between (1) Department of Economic Development (2) DDL Electronics Limited (now SMTEK Europe Limited) to a term of 999 years from 19 January 1990, subject to covenants on part of the lessee and the conditions contained therein, which property is held at the Land Registry of Northern Ireland under Folio AR9040L County Armagh.

The property is subject to the following registered Charges:-

(a) Charge in favour of DED
(b) Charge in favour of Ulster Bank Limited

The property is also subject to all other matters disclosed on the Land Certificate and by a Search at the Land Registry.


 SCHEDULE 6


NON-TAXATION WARRANTIES


1	INTERPRETATION


Where, in this Schedule, a term is defined in and for the purposes of a particular paragraph or Sub-Paragraph the relevant definition shall apply, where the context admits, for all other purposes of this Schedule.


2	WARRANTIES AND REPRESENTATIONS

The Vendor hereby warrants and represents to and for the benefit of the Purchaser in the following terms.

2.1	The Company and the Vendor

(A) Capacity

The Vendor and the Guarantor each have full power and authority to enter into and perform this Agreement, may execute and deliver this Agreement and perform its obligations under this Agreement without requiring or obtaining the consent of its shareholders or of any other person, authority or body and this Agreement constitutes valid and binding obligations on the Vendor in accordance with its terms.

(B) Ownership of Sale Shares

The Vendor is the registered and sole beneficial owner of the Sale Shares free from any Encumbrances.

(C) Liabilities Owing to or by Vendor

 There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to any member of the Vendor's Group or to any Director or any person connected with any of them, nor is there any indebtedness owing to the Company by any such person.

(D) Competing Interests

No member of the Vendor's Group nor any person connected with any such member has any interest, direct or indirect, in any business in the United Kingdom or Ireland which competes with the business now carried on by the Company save as the registered holder or beneficial owner of not more than 5 per cent of any class of securities of any company which is listed in the Official List of The London Stock Exchange Limited or other recognised Stock Exchange.

2.2	The Company's Constitution

(A) Share Capital

The Sale Shares comprise the whole of the issued and allotted share capital of the Company and all the shares there shown as issued are in issue fully paid and are beneficially owned and registered as set out therein free from any encumbrances.

(B) Options etc

No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

(C) Memorandum and Articles

The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of the Company.

(D) Company Resolutions

Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at annual general meetings which was not special business).

2.3	The Company and its Investments

(A) Particulars of the Company

The particulars of the Company set out in Schedule 1 are true and complete and the Company has no subsidiary.

(B) Investments, Associations and Branches

	The Company:

(1)	is not the holder or beneficial owner of, and has not agreed to acquire, any class of the share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere);

(2)	is not, and has not agreed to become, a member of any
partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment; and

(3)	has no branch, agency or place of business outside Northern
Ireland and no permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

(C)	City Code

	During the ten years prior to the date of this Agreement, the Company has not:

(1)	had at any time any equity share capital listed on the London
Stock Exchange;

(2)	had any dealings in its equity share capital advertised in a newspaper on a regular basis for a continuous period of at least six months;

(3)	had at any time any equity share capital subject to a marketing arrangement as described in Art 17.3(2)(b) of the Companies Order, being (by way of example) subject to dealings on the Unlisted
Securities Market or Alternative Investment Market; or

(4)	filed a prospectus, with the Registrar of Companies, for the issue of any equity share capital.]


2.4	The Company's and Vendor's Solvency

(A) Winding Up

No order has been made, petition presented or resolution passed for the winding up of the Company or the Vendor and no meeting has been convened for the purpose of winding up the Company or the Vendor. So far as the Vendor is aware the Company has not been a party to any transaction which could be avoided in a winding up.

(B) Administration and Receivership

So far as the Vendor is aware no steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's assets.

(C) Compositions

The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

(D) Unsatisfied Judgments

No distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession which has not been satisfied in full. No unsatisfied judgment is outstanding against the Company.

(E) Floating Charges

So far as the Vendor is aware no floating charge created by the Company has crystallised.

(F) Analogous Events

	No event analogous to any of the foregoing has occurred in or outside Northern Ireland.

2.5	Not Used.
2.6	Not Used.
2.7 The Company's Business and the Effect of Sale

(A) Business Since the Balance Sheet Date

Since the Balance Sheet Date so far as the Vendor is aware no share or loan capital has been issued or agreed to be issued by the Company;

(B) Commission

So far as the Vendor is aware no one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with this Agreement or the sale and purchase of shares in the Company.

(C) Consequence of Share Acquisition by the Purchaser

So far as the Vendor is aware the acquisition of the Sale Shares by the Purchaser or compliance with the terms of this Agreement will not:

(1) cause the Company to lose the benefit of any right or privilege it presently enjoys or relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any contractual right or benefit enjoyed by the Company or to exercise any right whether under an agreement with the Company or otherwise;

(2) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

(3) give rise to or cause to become exercisable any right of pre-emption;

(4) result in a breach of, or constitute a default under any order, judgement or decree of any court or government agency by which the Company is bound or subject; or

(5) result in a breach of, or constitute a default under the terms, conditions or provisions of any agreement, understanding, arrangement or instrument (including, but not limited to, any of the Company's contracts);

(6) and, to the best of the knowledge and belief of the Vendor, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and the Vendor is not aware of any circumstances indicating that, nor has it been informed or is otherwise aware that, any person who now has business dealings with the Company would or might cease to do so from and after Completion.

2.8 The Company's Assets
(A)	Assets and Charges

(1)	So far as the Vendor is aware except for current assets disposed of by the Company in the ordinary course of its business, the Company is the owner legally and beneficially of and has good marketable title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and no encumbrance is outstanding nor is there any agreement or commitment to give or create or allow any encumbrance over or in respect of the whole or any part of the Company's assets, undertaking, goodwill or uncalled capital and no claim has been made by any person that he is entitled to any such encumbrance.

(1) Not Used.
(2) Not Used.
(3) So far as the Vendor is aware no charge in favour of the Company is void or voidable for want of registration.

(B)	Property

Title to Property

(a) The particulars of the Property shown in Schedule 5 (Particulars of the Property) are true and correct. Except as shown the Company has no other interest in land and does not occupy any other property and has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

(b) The replies to requisitions on title raised by the Purchaser are true and accurate in all material respects.

2.9	The Company's Contracts

(A) 	Substantial or significant contracts

Neither the Vendor or the Guarantor has entered into any contract, agreement, transaction, obligation, commitment, understanding, arrangement or liability for or on behalf of the Company without the actual knowledge of the Purchaser or the continuing Director which are now outstanding or unperformed and which involves any of the following:

(1) obligations on the part of the Company which will cause or are likely to cause the Company to incur expenditure or an obligation to pay money;

(2) obligations on the part of the Company to purchase any specified minimum quantity or any specified minimum percentage of its total requirement for raw materials or other stock in trade from any one supplier;

(3) the supply by the Company of products or services whether by way of lease or outright sale or otherwise to any one customer such that the value of such supplies exceeds or is likely to exceed 5 per cent of the total turnover of the Company in the financial year ending 30 June 2003 or in any subsequent year.

(B)	Sureties

Neither the Vendor nor any member of the Vendor's Group or any third party has given any guarantee of or security for, any overdraft loan, loan facility or off balance sheet financing granted to the Company nor has the Company given any guarantee of or security for any overdraft loan, loan facility or off balance sheet financing granted to the Vendors or any member of the Vendor's Group and there is not now outstanding in respect of the Company any guarantee or warranty or agreement for indemnity or for suretyship given by or for the accommodation of the Company or in respect of the Company's business.

(C)	Powers of Attorney

So far as the Vendor is aware, no powers of attorney given by the Company (other than to the holder of an encumbrance solely to facilitate its enforcement) are now in force. No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business, and the Vendors is not aware of any person purporting to do so.

(D)	Insider Contracts

(1)	So far as the Vendor is aware there is not outstanding, and there has not at any time during the last six years been outstanding, any agreement or arrangement to which the Company is a party and in which

(a)	the Vendor;

(b)	any member of the Vendor's Group;

(c)	any person beneficially interested in the Company's share
capital;

(d)	any Director; or

(e)	any person connected with any of them

	is or has been interested, whether directly or indirectly.

(2)	So far as the Vendor is aware the Company is not a party to, nor have its profits or financial position during such period been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

(3)	So far as the Vendor is aware all costs incurred by the Company have been charged to the Company and not borne by any other member of the Vendor's Group.

(E)	Options and Guarantees

So far as the Vendor is aware the Company is not a party to any option or pre-emption right, or a party to nor has it given any guarantee, suretyship, comfort letter or any other obligation (whatever called) to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person.

2.10 	The Company and its Bankers

Off balance Sheet Financing

The Vendor or the Guarantor have not engaged on behalf of the Company in any borrowing or financing not required to be reflected in the Audited Accounts.

2.11 Miscellaneous
All Material Matters Disclosed
All information contained or referred to in this Agreement (including the Schedules and the documents in agreed terms) and in the Disclosure Letter or in any annexure thereto or which has otherwise been disclosed by or on behalf of the Vendor to the Purchaser or its advisers/others on or prior to the date hereof is true and accurate in all material respects and the Vendor is not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason.

 SCHEDULE 7


TAXATION WARRANTIES


1.	INTERPRETATION

1.1	In this Schedule, where the context admits:

	'Taxation' and 'Tax' includes (without limitation) corporation tax, advance corporation tax, the charge under s 419 of the Taxes Act 1988, income tax, capital gains tax, the charge under s 601(2) of the Taxes Act 1988, value added tax, excise duties, the charge to tax under Sched 9A of the Value Added Tax Act 1994, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, capital duties, national insurance contributions, local authority council taxes, petroleum revenue tax, foreign taxation and duties, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to s 102 of the Finance Act 1989 and any payment whatsoever which the Company may be or become bound to make to any person as a result of the operation of any enactment relating to any such taxes or duties and all penalties, charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation;

	'Taxes Act 1988' means Income and Corporation Taxes Act 1988;

	'CAA 2001' means the Capital Allowances Act 2001;

	'TCGA 1992' means the Taxation of Chargeable Gains Act 1992;

	'ITA 1984' means the Inheritance Tax Act 1984;

	'Value Added Tax' and 'VAT' mean value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating it; references to income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation; and references to the 'Company' include each of the Subsidiaries.


2.	TAXATION WARRANTIES AND REPRESENTATIONS

The Vendor hereby warrants and represents to and for the benefit of the Purchaser in the following terms which in each case shall be qualified by the words "So far as the Vendor is aware"

2.1	General Taxation Matters

(A) Residence

The Company is and always has been resident for taxation purposes only in the jurisdiction in which it is incorporated.

(B) Tax Provisions

Full provision or reserve has been made in the Audited Accounts for all taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received, or deemed to be earned accrued or received on or before the Balance Sheet Date or any event on or before the Balance Sheet Date including distributions made down to such date or provided for in the Audited Accounts and full provision has been made in the Audited Accounts for deferred taxation calculated in accordance with generally accepted accounting principles.

(C) Returns

The Company has properly and punctually made all returns and provided all information required for taxation purposes and none of such returns is disputed or is likely to be disputed by the Inland Revenue or any other authority concerned (in the United Kingdom or elsewhere) and the vendor is not aware that any event has occurred which would or might give rise to a payment under the Tax Deed.

(D) Payment of Tax

(i)	The Company has duly and punctually paid all taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for taxation and has not paid any tax which it was and is not properly due to pay.

(ii)	The Company has not made any payments representing instalments of corporation tax pursuant to the Corporation Tax (Instalment Payments) Regulations 1998 in respect of the Company's current or preceding accounting period and neither is the Company under any obligation to do so.

(E) Audits

The Company has not been subject to any visit, audit, investigation, discovery, or access order by any taxation authority and there are no circumstances existing which make it likely that a visit, audit, investigation, discovery, or access order will be made.

(F)	Special Arrangements and Concessions

(1)	Full details of any special arrangements and concessions
(including, without limitation, any arrangements and concessions relating to the taxation of foreign exchange gains and losses and/or financial instruments and/or loan relationships) which relate to or affect the Company and which have been made with any tax authority or relied upon by the Company, in either case within the last six years, are set out in the Disclosure Letter.

(2)	The Company has not taken any action which has had, or might have, the result of prejudicing or disturbing any such special arrangement or concession.

(G)	Calculation of Tax Liability

The Company has sufficient records relating to past events to permit accurate calculation of the tax liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company at the Balance Sheet Date or acquired by the Company since that date but before Completion.

(H)	Payments under deduction

All payments by the Company to any person which ought to have been made under deduction of tax have been so made and the Company has (if required by law to do so) provided certificates of deduction to such person and accounted to the Inland Revenue for the tax so deducted.

(I)	Claims, Elections, Clearances and Consent

	Claims by the Company

	The Company has made no claim under any of the following:

(1)	section 279 of the TCGA 1992 (assets situated outside the United
Kingdom);

(2)	section 24(2) of the TCGA 1992 (assets of negligible value);

(3)	section 280 of the TCGA 1992 (tax on chargeable gains payable by instalments);

(4)	sections 242 and 243 of the Taxes Act 1988 (surplus franked
investment income); or

(5)	section 584, 585 or 723 of the Taxes Act 1988 (unremittable
income arising outside the United Kingdom);

(6)	section 139, FA 1993 (deferral of unrealised exchange gains);

(7)	section 242(2), TCGA 1992 (small part disposals of land).

	Elections

The Disclosure Letter contains full particulars of all elections made by the Company under the following provisions:

(8)	sections 524, 527 and 534 of the Taxes Act 1988 (lump sum
receipts for patents and copyright);

(9)	section 85 of the CAA 2001 (short life assets); and

(10)	section 290 of the CAA 2001 (leasehold interests).

	Clearances  and Consents

There are annexed to the Disclosure Letter copies of all correspondence relating to applications for clearance under any enactment relating to taxation. All particulars furnished to any Taxation Authority in connection with an application for clearance or consent by the Company or on its behalf or affecting the Company has been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations; and any transaction for which clearance or consent was obtained, has been carried into effect only in accordance with the terms of the relevant clearance or consent.

2.2	Corporation Tax, including Corporation Tax on chargeable gains

(A)	Distributions

(1)	No distribution within the meaning of ss 209, 210 and 211 of the
Taxes Act 1988 has been made (or will be deemed to have been made) by the Company except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

(2)	No securities (within the meaning of s 254(1) of the Taxes Act
1988) issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under either s 209 (2)(d), 209
(2)(da) or s 209(2)(e) of the Taxes Act 1988.

(3)	The Company has not been engaged in nor been a party to  any of the transactions set out in sections 213 to 218 inclusive of the Taxes Act 1988, nor has it made or received a chargeable payment as defined in Section 218(i) Taxes Act 1988.

(4)	The Company has not received any capital distribution to which the provisions of s 189 of the TCGA 1992 could apply.

(5)	The Company has not used any credit, relief or set off that may be disallowed pursuant to s 237 of the Taxes Act 1988.

(6)	The Company has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital to which the provision of s 249 of the Taxes Act 1988 could apply.

(7)	The Company has not since 8 October 1996:

(a)	treated as franked investment income any qualifying distribution received which would fall to be treated as if it were a foreign income dividend pursuant to the provisions of Schedule 7 of the Finance Act 1997; or

(b)	made any qualifying distribution which would fall to be treated as a foreign income dividend pursuant to the provisions of Schedule 7 of the Finance Act 1997.

(B)	Advance Corporation Tax/Shadow Advance Corporation Tax

(i)	The Company does not have any unrelieved surplus advance
corporation tax eligible for carry and nor has the Company at any time after 5 April, 1999 set surplus advance corporation tax against corporation tax which could be displaced so as to give rise to a liability of the Company to make a payment of or in respect of corporation tax.

(ii)	The Company does not have any surplus shadow advance corporation tax nor will the Company at any time in the future be treated as having surplus shadow advance corporation tax as a consequence of any act or omission of the Vendor or a company within the Vendor's group.

(C)	ACT carry forward

There has been no major change in the nature or conduct of any trade or business carried on by the Company within the meaning of s 245 of the Taxes Act 1988.

(D)	Capital allowances

	All the expenditure which the Company has incurred or may incur under any subsisting commitment on the provision of machinery, plant or buildings has qualified or will qualify (if not deductible as a trading expense for trade carried on by the Company) for writing-down allowances or industrial building allowances (as the case may be) under CAA 2001 and in relation to expenditure incurred but for which no claim has been made a claim made in the Company's next corporation tax self-assessment return for such allowances in respect of such expenditure would not be barred by virtue of section 58(4), CAA 2001.

(E)	Leased assets

	The Company has not made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company and no election affecting the Company has been made or agreed to be made under sections 177 or 183, CAA 2001 in respect of such assets.

(F)	Finance leases

	The Company is not a lessee under a lease to which the provisions of Chapter 17 of Part 2, CAA 2001 apply or could apply.

(G)	Long life assets

	The Company has not incurred any long-life asset expenditure within the meaning of section 90, CAA 2001.

(H)	Industrial buildings

	None of the assets of the Company, expenditure on which has qualified for a capital allowance under Part 3, CAA 2001, has at any time been used otherwise than as an industrial building or structure.

(I)	Tax Losses

There has not within the three years preceding the date hereof been a major change in the nature or conduct of any trade or business carried on by the Company within the meaning of s 768 or 768 (A-E) of the Taxes Act 1988.

(J)	Investment Company Deductions

	Either

(1)	There has not been a change in ownership of the Company within the meaning of s 769 of the Taxes Act 1988 in the period commencing three years before the Balance Sheet Date or in respect of any accounting period commencing prior to that date the corporation tax computations for which are still under enquiry with the Inland Revenue.

	Or

(1)	In respect of the changeof ownership, full details of which are contained in the Disclosure Letter, there has not been:

(a)	since any such change, any significant increase in the amount of
Company's capital for the purposes of s 768(B)(1) of the Taxes Act
1988;

(b)	any change in the nature or conduct of the business carried on by the Company within the period beginning three years before such change to three years thereafter;

(c)	any acquisition of an asset to which s 171 of the TCGA 1992
applied after the change of ownership together with a disposal or part disposal of that asset within the period commencing with the change in ownership and ending three years thereafter;

(d)	and the change of ownership did not occur at a time after the scale of activities of the business carried on by the Company has become small or negligible and before any considerable revival of the trade.

(K)	Section 765 of the Taxes Act 1988

The Company has not without the prior consent of the Treasury been a party to any transaction for which consent under s 765 of the Taxes Act 1988 was required. Where such consent would have been required but for the provisions of s 765A(1) of the Taxes Act 1988, the Company has complied in full with the requirements of The Movements of Capital (Required Information) Regulations 1990 and a copy of the notification required pursuant thereto is annexed to the Disclosure Letter.

(L)	Controlled Foreign Companies

No notice of the making of direction under section 747, TA 88 has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to the Company pursuant to section 752, TA 88.

(M)	Depreciatory Transactions

	No loss which might accrue on the disposal by the Company of any share in or security of any company is liable to be reduced by virtue of any depreciatory transaction within the meaning of s 176 and s 177 of the TCGA 1992 nor is any expenditure on any share or security liable to be reduced under s 125 of the TCGA 1992.

(N)	Value Shifting

	The Company has not been party to any scheme or arrangement whereby the value of an asset has been materially reduced as set out in sections 29-34 TCGA 1992.

(O)	Connected Party and Intra Group Transactions

(1)	The Company has not disposed of or acquired any asset to or from any person connected with it within s 839 of the Taxes Act 1988 or in circumstances such that the provision of s 17 of the TCGA 1992 could apply to such disposal or acquisition, nor given or agreed to give any consideration to which section 128(1)(2) TCGA 1992 could apply.

(2)	The Company has not acquired any asset (past or present) from any other company then belonging to the same group of companies as the Company within the meaning of s 170 TCGA 1992.

(3)	The Company has not made, and is not entitled to make, a claim pursuant to s 172 of the TCGA 1992.

(P)	Transactions between connected persons

	No allowable loss has accrued to the Company to which section 18(3), TCGA will apply.

(Q)	Transfer Pricing

	The Company is not a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities, neither is or was the Company a party to any transaction or arrangements to which the provisions of section 770A and Schedule 28 AA, Taxes Act 1988 may apply and nor will the Company receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.

(R)	Base Values

(1)	The Disclosure Letter contains full and accurate particulars of:

(a)	the extent to which the book value of an asset or a particular class of assets as shown in the Audited Accounts is in excess of:

(i)	the amount falling to be deducted under s 38 of the TCGA 1992 from the consideration receivable on a disposal of that asset;

(ii)	the balance of the qualifying expenditure attributable to that asset or pool of assets, as the case may be, brought forward into the accounting period in which Completion will occur and save to the extent disclosed, no such excess exists; and

(b)	the extent to which provision for taxation in respect of such excess has been made in the Audited Accounts.

(2)	No election under s 35 of the TCGA 1992 is in effect in relation to the Company and full particulars are given in the Disclosure Letter of the first relevant disposal for the purposes of the said s 35.

(3)	The Disclosure Letter contains full and accurate particulars of all assets held by the Company on or after 6 April 1988 in respect of which relief is or would be available under Schedule 4 of the TCGA 1992 upon disposal.

(4)	No asset owned by the Company is subject to a deemed disposal and re-acquisition under Schedule 2, TCGA so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straight-line growth.

(S)	Roll-over Relief

	The Disclosure Letter contains full and accurate particulars of all claims made by the Company under ss 152 to 159, s 162, ss 242 to 245, s 247 or s 248 of the TCGA 1992 and no such claim or other claim has been made by any other person (in particular pursuant to s 165 or s 175 TCGA 1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

(T)	Pre-entry Losses

	The Disclosure Letter contains details of all pre-entry losses falling within of Sched 7A, para 1(2)(a) of the TCGA 1992 which have, or will have, accrued to the Company prior to Completion and details of all assets which, if disposed of on Completion, would give rise to an allowable loss.

(U)	Foreign Exchange Gains and Losses

(1)	No exchange gain or loss of the Company has been calculated in accordance with Sched 15 of the Finance Act 1993 and regulations made thereunder.

(2)	The Disclosure Letter contains full details of all claims to defer unrealised exchange gains made by the Company pursuant to s 139 of the Finance Act 1993.

(3)	The Disclosure Letter contains details of all debts to which the provisions of Chapter II of Part II Finance Act 1993 do not apply by virtue of reg 3 of the Exchange Gains and Losses (Transitional
Provisions) Regulations 1994.

(4)	The Company has not received any direction as referred to in s
136(1)(d) or s 136A(7)(b) of the Finance Act 1993.

(V)	Financial Instruments

(1)	The Company has not entered into any transactions for which the provisions of s 165, s 166 and s 167 of the Finance Act 1994 could apply.

(2)	The Disclosure Letter contains full details of all qualifying contracts with non resident persons for the purposes of s 168 of the Finance Act 1994.

(W)	Loan Relationships

(i)	The Company applies an authorised accruals method of accounting
(as that term is defined in s 85 of the Finance Act 1996) in respect of all loan relationships (as that term is defined in s 81 of the Finance Act 1996) to which it is a party.

(ii)	The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party, whether as debtor or creditor, where any other party to that loan relationship is connected with the Company for the purposes of Chapter II of Part IV of the Finance Act 1996.

(iii)	The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party and to which s 92 or s 93A or 93B of the Finance Act 1996 applies.

(iv)	The Disclosure Letter contains full and accurate particulars of any debtor relationship (as that term is defined in s 103 of the Finance Act 1996) of the Company which relates to a relevant discounted security (as that term is defined in Sched 13, para 3 of the Finance Act 1996) to which Sched 9, para 17 or para 18 of the Finance Act 1996 applies.

(v)	The Company has not entered into any transaction to which Sched
9, para 11(1) of the Finance Act 1996 applies.

(vi)	The Company has not been, and is not entitled to be, released from any liability which arises under a debtor relationship (as defined by s103 Finance Act 1996 )of that Company.

(vii)	The Disclosure Letter contains full and accurate particulars of
(i) any loan relationship to which the Company is a party, whether as debtor or creditor, to which Sched 15, para 8 of the Finance Act 1996 has applied or will apply on the occurrence of a relevant event (as defined in para 8(2)) in respect thereof; (ii) in each case, the amount of any deemed chargeable gain or deemed allowable loss which has arisen or will arise in consequence of that relevant event; and (iii) any election made pursuant to Schedule 15, paragraph 9 of the Finance Act 1996.

(viii)	The Company has not been a party to a loan relationship
which had an unallowable purpose (within the meaning of paragraph 13 of Schedule 9, Finance Act 1996).

(X)	Chargeable Debts

The Company is not owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of section 251, TCGA.

(Y)	Chargeable Policies

The Company has not acquired benefits under any policy of assurance otherwise than as original beneficial owner.

(Z)	Non-resident Companies or Trusts

There has not accrued any income, profit or gain in respect of which the Company may be liable to corporation tax by virtue of the provisions of s 13 TCGA 1992 or Chapter IV of Part XVII Taxes Act 1988.

(AA)	Company Migration

(1)	The Company is not a dual resident company for the purposes of s
139(3) or s 160 or s 188 of the TCGA 1992.

(2)	There are no circumstances pursuant to which the Company has or may become liable to tax pursuant to s 185 (Deemed disposal of assets on company ceasing to be resident in UK), s 186 (Deemed disposal of assets on company ceasing to be liable to UK tax), s 187 (Postponement of charge on deemed disposal) of the TCGA 1992 or s 132 (Liability of other persons for unpaid tax) Finance Act 1988 or s 191 of the TCGA 1992 (Non-payment of tax by non-resident companies).

(BB)	Leaseholds

The Company is not liable to taxation under the provisions of ss 34, 35 and 36 Taxes Act 1988 nor does it own any leasehold interest to which the said s 35 may apply.

(CC)	Land Sold and Leased Back

The Company has not entered into to any transaction to which the provisions of section 779 or 780, TA 88 have been or could be applied.

(DD)	Non- Deductible payments

No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of ss 74, 125, 338 339, 577, 577A, 779 to 784, and 787 of the Taxes Act 1988 or
otherwise.

2.3	Corporation Tax - Groups of Companies.

(A)	Group Income

The Disclosure Letter contains particulars of all elections made by the Company under s 247 of the Taxes Act 1988 and the Company has not at any time prior to 6 April 1999 paid any dividend without paying advance corporation tax or at any time made any payment without deduction of income tax in the circumstances specified in sub-section (6) of that section. In respect of each such election the conditions of s 247 of the Taxes Act 1988 have at all times been and continue to be satisfied.

(B)	Transfer of Tax Refunds

Refunds arrangements and agreements relating to the transfer of tax refunds to which the Company is or has been a party; and

(1)	all claims by the Company for the transfer of tax refunds were when made and are now valid and have been or will be allowed by way of discharging the liability of the recipient company to pay any corporation tax;

(2)	the Company has not made nor is liable to make any payment under any such arrangement save in consideration for the transfer of tax refunds allowable to the Company by way of discharge from liability to corporation tax and equivalent to the taxation for which the Company would have been liable would it not have been for the transfers;

(3)	the Company has received all payments due to it under any such arrangement or agreement or transfer of tax refunds made by it and the payments are not liable to be refunded in whole or in part.

(4)	No such payments exceeds or could exceed the amount permitted by
S102 (7) FA 1989.

(5)	save in respect of this Agreement, there have not been in
existence in relation to the Company any such arrangements as are referred to in s 410 of the Taxes Act 1988.

(C)	Surrender of Advance Corporation Tax

The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under s 240 of the Taxes Act 1988 and:

(1)	the Company has not paid nor is liable to pay any amount in
excess of the advance corporation tax surrendered to it nor for the benefit of any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax;

(2)	the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it and the payments are not liable to be refunded in whole or in part;

(3)	No payment exceeds or could exceed the amount permitted s 240(8)
TA 1988.

(4)	save in respect of this Agreement, there have not been in
existence in relation to the Company any such arrangements as are referred to in s 240(11) of the Taxes Act 1988.

(D)	Group Relief and Consortium Relief

The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by S402 Taxes Act 1988) to which the Company is or has been a party and:

(1)	all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

(2)	the Company has not made nor is liable to make any payment under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax and equivalent to the taxation for which the Company would have been liable had it not been for the surrender;

(3)	the Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it and no such payment is liable to be repaid, in whole or in part and no such payment exceeds the amount permitted by Section 402(6) TA 1988;

(4)	the Company is not a dual resident investing company within the meaning of s 404 of the Taxes Act 1988; and

(5)	save in respect of this Agreement, there are not nor have there been in existence in relation to the Company any such arrangements as are referred to in s 410 of the Taxes Act 1988.

(E)	Group Reconstructions

The Company has not been party to any scheme of reconstruction or reorganisation to which the provisions of s 139 of the TCGA 1992, s 703 of the Taxes Act 1988 or to which s 343 of the Taxes Act 1988 could apply.

(F)	Leaving the Group

The execution or completion of this agreement or any other event since the Balance Sheet Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by the Company for Taxation purposes pursuant to section 178 or 179, TCGA or as a result of any other Event since the Balance Sheet Date.

2.4	Close Companies

(1)	The Company is not and has not been at any time within the six years ended at the Balance Sheet Date a close company within s 414 and s 415 of the Taxes Act 1988.

(2)	No distribution within s 418 of the Taxes Act 1988 has been made by the Company.

(3)	The Company has not made (and will not be deemed to have made)
any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under s 419,420 & 421 of the Taxes Act 1988 and the Company has not released or written off or agreed to release or write off the whole or any part of such loans or advances..

(4)	The Company is not, and has not since 31 March 1989 been, a close investment holding company within the meaning of s 13A of the Taxes Act
1988.

2.6	Taxation of Employees and Agents

(A) PAYE

The Company has properly operated the Pay As You Earn system deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and punctually accounted to the Inland Revenue for all tax so deducted and all returns required pursuant to s 203 of the Taxes Act 1988 and regulations made thereunder have been punctually made and are accurate and complete in all respects.

(B) Dispensations and PAYE Audits

The Disclosure Letter contains full details of all dispensations obtained by the Company and all notifications given by the Inland Revenue under s166 TA 1988 and all details of any visit from the Audit Office of the Inland Revenue within the last six years including full details of any settlement made pursuant thereto.

(C)	Benefits for Employees

(1)	The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

(3)	The Company has not issued any shares in the circumstances
described in s 77(1) and has complied with s 85 of the Finance Act
1988.

(4)	The Company has not made any payment to which s 313 of the Taxes
Act 1988 applies.

(D)	Personal Service Companies

	Any payment made to or for the direct or indirect benefit of any person who is or might be regarded by any taxation authority as an employee of the Company is made to such person direct and is not made to any company or other entity associated with that person.

(E)	Sub-Contractors

The Company has properly operated the sub-contractors' scheme under Chapter IV Part XIII of the Taxes Act 1988 deducting tax as required by law from all payments made to sub-contractors of the Company and punctually accounted to the Inland Revenue for all tax so deducted.

(F)	National Insurance

	The Company has paid all national insurance and social security contributions including employer contributions for which it is liable and has kept proper books and records relating to the same and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

2.7	Value Added Tax: General Warranties

(A)	The Company is duly registered and is a taxable person for the purposes of VAT and such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs & Excise.

(B)	The Company has within the last six years complied in all
material respects with all statutory requirements, orders, provisions, directions or conditions related to value added tax.

(C)	All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Company's business.

(D)	The Company has not, at any time in the last 10 years, received any income which would be deemed to fall within Schedule 9 VATA, 1994
(Exemption).

(E)	The Company maintains complete, correct and up-to-date records for the purposes of all legislation relating to VAT and is not subject to any condition imposed by the Commissioners of Customs & Excise under paragraph 6 Schedule 11 VATA relating to the preservation of information.

(F)	The Company is not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision.

(G)	The Company has not within the last 6 years ending on the date of this Agreement been served with any penalty liability notice under section 64 (3) VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA.

(H)	The Company has not within the last six years been required by the Commissioners of Customs & Excise to give security under paragraph 4 Schedule 11 VATA.

(I)	The Company has not been or applied for treatment as a member of a group for VAT purposes under Section 43 VATA and no transaction has been effected in consequence of which the relevant Group Member is or may be held liable for any VAT arising from supplies made by another company.

(J)	The Company has no interest in any assets treated as items under
Part XV of the Value Added Tax Regulations 1995 (Capital Goods Scheme).

(K)	The Company is not, and has not been agreed to become, an agent, manager or factor for the purposes of Section 47 VATA of any person who is not resident in the United Kingdom; and

(L)	The Company is not and is not required to be, registered for VAT in any country other than the UK.

(M)  	The Company has not paid and is not liable to pay any interest pursuant to s 74 of the Value Added Tax Act 1994.

(N)	The company has not within the last six years disposed of or acquired any business or assets in the circumstances mentioned in
Section 49 VATA or Article 5 of the Value Added Tax (Special
Provisions) Order 1995.

(O)	All goods and services supplied by the company, or goods imported by the company, in respect of which the company has claimed credit for input tax under the rules set out in VATA, are used or to be used wholly for the purposes of its business.

(P)	There are set out in the Disclosure Letter details of all
outstanding claims made by  each Group Member under Section 36 VATA -
Bad Debt.

(Q)	The company has not been a party to any transaction or
arrangement as a result of which a direction has been or may be given under Schedule 9A VATA (anti-avoidance provisions for groups of companies).

(R)	The company has not received any supplies of the type described in Schedule 5 VATA.

2.7.1	VAT: Property Transactions

(A)	The company has not incurred any liability in respect of  VAT
(whether to HM Customs & Excise or to any other person) by reason of the provisions of paragraph 2 (1) Schedule 10 VATA and there are no circumstances whereby the company could become so liable as a result of a person making an election under that paragraph.

(B)	The company nor any relevant associate (within the meaning of paragraph 3 (7) Schedule 10 VATA) has not made any election under paragraph 2 (1) Schedule 10 VATA in respect of any land in, over or in respect of which the company has any interest , right or licence to occupy and the company is not aware of any intention to make such an election.

2.8	Stamp Duties

(A) 	All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped or stamped with a particular stamp
denoting that no stamp duty is chargeable.   Since the Balance Sheet
Date there have been and are no circumstances or transactions to which the Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on the Company.

(B)	Stamp Duty Reserve Tax

Since the Balance Sheet Date the Company has not incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), Finance Act 1986 which could lead to the Company incurring such a liability or becoming so accountable.

2.9	Inheritance Tax and Gifts

(A)	No transfers of value and associated operations

	The Company has made no transfers of value within sections 94 and 202, ITA 1984, nor has the Company received a transfer of value such that liability might arise under section 199, ITA 1984, nor has the Company been party to associated operations in relation to a transfer of value as defined by section 268, ITA 1984.

(B)	Inland Revenue charge

	There is no unsatisfied liability to inheritance tax attached to or attributable to the Shares or any asset of the Company and none of them are subject to an Inland Revenue charge as mentioned in section
237 and 238, ITA 1984.

(C)	Power of sale, mortgage or charge

	No asset owned by the Company nor the Shares are liable to be subject to any sale, mortgage or charge by virtue of section 212, ITA 1984.



 SCHEDULE 8


COMPLETION ARRANGEMENTS


1. VENDOR'S OBLIGATIONS TO DELIVER

The Vendor shall deliver to the Purchaser:

(a) duly executed share transfers in respect of the Sale Shares in favour of the Purchaser, or as it may direct, together with the relative share certificates and any power of attorney or other authority under which such transfers have been executed;

(b) written resignations and releases under seal, in the agreed form, from the Secretary of the Company and the Directors (other than the Continuing Directors) resigning their offices and releasing the Company from all claims and rights of action whatsoever, whether in respect of breach of contract, compensation for loss of office, unfair dismissal, redundancy or in respect of any loan or other indebtedness, or on any other account whatsoever;

(c) the Common Seal, Certificate of Incorporation and the statutory books of the Company properly written up to the day prior to Completion, namely the Register of Members, Register of Mortgages, Register of Directors and Secretaries, Register of Directors'
Interests, the Books of Account and the Minute Books of Meetings of the Company and of its Boards of Directors;

(d) copies of all existing bank mandates and statements of the balances of any bank accounts in the name of the Company, as at the close of business on the last Business Day before Completion together with a list of all unpresented cheques and uncleared cheques which upon presentation or clearance would be debited or credited to such accounts;

(e) the Tax Deed, and the Name Licence Agreement duly executed as at Completion by the Vendor and the Purchaser;

(f) a letter of resignation as auditors of the Company in the agreed form signed by the Auditors and complying with Article 401 of the Companies Order together with a statement, pursuant to Article 401A of the Companies Order, acknowledging that there are no circumstances connected with their ceasing to hold office which should be brought to the attention of the members or creditors of the Company together with confirmation that the Auditors have no claims against the Company for unpaid fees or expenses;

(h)	irrevocable powers of attorney (in such form as the Purchaser may require) executed by the Vendor in favour of the Purchaser, or its nominees, enabling the Purchaser, or its nominees, pending registration of the transfers of the Shares, to exercise all voting and other rights attaching to the Shares and to appoint proxies for such purpose;

(i)	Not Used

(j) a letter from the Vendor specifying the whereabouts of any other documents, books or records of the Company which are not held at the Property and directing the holders of them to deliver them up to the Purchaser upon request;

(k)	a letter of confirmation from Invest NI to the Company,
expressing its consent to the change of control of the Company and waiving rights to clawback of grant monies as referred to in the Conditions;

(k) a letter of confirmation from Ulster Bank Limited to the Company expressing its consent to the change of control of the Company and releasing SMTEK International Inc. from its guarantee;
(l) evidence of shareholder approval of the Vendor of a substantial property transaction with a director as required under the Companies Orders

(m)	any other documents required by this Agreement to be supplied by the Vendor to the Purchaser at Completion.

2. BOARD MEETING OF THE COMPANY

The Vendor shall cause to be duly held a meeting of the Company and of the Board of the Company validly to effect or execute or validly to resolve to effect or execute:

(a)	the approval of the said transfers of the Sale Shares to the
Purchaser and/or its nominees, the issue to the Purchaser and/or its nominees of share certificates in respect of those shares and the registration of the Purchaser and/or its nominees as holders of those shares (subject only to those transfers being represented duly stamped);

(b) the appointment as Directors and Secretary of the Company of such persons as the Purchaser may nominate, subject to such persons consenting to such appointment and not being disqualified in law or under the Articles of Association of the Company from holding such offices;

(c) the revocation of all existing bank mandates and the issue of new mandates in relation to the Company to such bank or banks and in such form as the Purchaser may direct;

(d) the acceptance of the resignation of the Auditors and the appointment as auditors of the Company of such person or firm as the Purchaser may nominate, subject to the provisions of the Companies Order;

(e)	the acceptance of the resignation of the existing Directors
(other than the Continuing Directors) and Secretary;

(f)	the change in the registered office of the Company to such
address as may be nominated by the Purchaser;

(g)	the sealing of the Tax Deed and Share Certificates in favour of the Purchaser;

(m) any other business which may be necessary or desirable to give full and valid effect to the sale and purchase provided for in this Agreement or as the Purchaser may reasonably require;

and the Vendor shall supply duly signed minutes of all such meetings to the Purchaser on Completion.

3. PURCHASER'S OBLIGATION AT COMPLETION

Subject to the conclusion of the matters referred to in Paragraphs 1 (Vendor's Obligations to Deliver) and 2 (Board Meeting of the Company) the Purchaser shall:

(a) deliver to the Vendor's Solicitors $1 in cash;

(b) deliver to the Vendor's Solicitors a counterpart of each of the Tax Deed and the Name Licence Agreement duly executed by the Purchaser; and



SCHEDULE 9


VENDOR PROTECTION

1. Limitation of Liability
The following paragraphs of this Schedule shall operate to limit the liability of the Vendor under or in connection with the Tax Deed, and the Warranties and accordingly, in this Schedule, "Relevant Claim" means any claim under or in connection with the Warranties or the Tax Deed (including for the avoidance of doubt, any claim for misrepresentation or negligent misstatement)

2. Financial Limits
2.1 Aggregate limit
The aggregate liability of the Vendor in respect of Relevant Claims shall be limited to 80,000 pounds sterling.

2.2 Thresholds
The Vendor shall not be liable in respect of a Relevant Claim unless the liability of the Vendor in respect of that Relevant Claim (and all other Relevant Claims arising out of or related to the said or similar subject matter) exceeds 8,000 pounds sterling.

2.3 The Vendor shall not be liable in respect of any Relevant Claim
(a) to the extent that the subject of any such claim is allowed or provided for or reserved in the Audited Accounts or the Completion Accounts or has been included in calculating creditors or deducted in calculating debtors in the Audited Accounts or the Completion Accounts and (in the case of creditors or debtors) is identified in the records of the Company or to the extent such matter was specifically referred to in the notes to the Audited Accounts or the Completion Accounts;
(b) to the extent that any such claim arises or is increased:
- wholly or partly from an act or omission occurring at the request of or with the written consent of the Purchaser or (on or after Completion) the Company or any of its directors, other officers, employees or agents;
- wholly or partly from an act or omission compelled by law;
- as a result of any increase in rates of taxation since the Balance
Sheet Date;
- as a result of any change after Completion in the basis upon which the accounts of the Company are prepared or any change in accounting or taxation practice, policies or principles;
- as a result of any change after Completion in the date to which the Company makes up its accounts; or
- wholly or partly as a result of the passing or coming into force of, or any change in, any enactment law regulation directive requirements or practice of any government governmental agency or regulatory body after Completion whether or not having retrospective effect.
(c) to the extent that the subject of any such claim is fairly disclosed in this Agreement or in the Disclosure Letter;
(d) to the extent that the liabilities of any such claim are contingent, future or unascertainable in which case the Vendor shall not be liable to recompense the Purchaser until such time as the Purchaser shall actually have suffered the loss or incurred the liability in question;
(e) if it relates to any expression or opinion or future intention or any forecasts, projections, speculation, assessment or budget;
(f) if it relates to the fact that the Company has lost goodwill or possible business since Completion; and
(g) if it would not have arisen or would have been reduced but for the cessation of a trade or a change in the nature or conduct of a trade carried on by the Company in either case occurring after Completion.

3. Time Limits
3.1 Notice to Vendor
The Vendor shall have no liability in respect of any Relevant Claim unless the Purchaser shall have given notice in writing to the Vendor of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof not later than:

(A) in the case of a Relevant Claim under or in connection with the Tax Deed the applicable time limits specified in Sub-Clause 3.2 of the Tax Deed; or
(B) in any other case,  31 May 2004

3.2 Any Relevant Claim in respect of which notice shall have been given in accordance with clause 3.1 above shall be deemed to have been irrevocably withdrawn and lapsed (not having been previously satisfied settled or withdrawn) if proceedings in respect of such claim have not been issued and served on the Vendor not later than the expiry of the period of 4 months after the date of this notice.

4. Recovery from Third Parties

4.1 Accounting to Vendor
If the Vendor pays to or for the benefit of the Purchaser an amount in respect of any Relevant Claim and any of the Purchaser, or the Company subsequently receives from any other person any payment in respect of the matter giving rise to the Relevant Claim, the Purchaser shall thereupon pay to the Vendor an amount equal to the payment received, after having taken into account any cost, liability (including tax liability) or expense in respect thereof and except to any extent that the liability of the Vendor in respect of the Relevant Claim was reduced to take account of such payment

4.2 Where the Purchaser and/or the Company is or is likely to be entitled to recover from some other person any sum in rspect of any matter giving rise to a Relevant Claim or a claim under the Tax Deed then the Purchaser shall procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then either the amount payable by the Vendor in respect of that claim shall be reduced by an equal amount to the sum so recovered

4.3 Without prejudice to the generality of 4.2 above, the provisions of
4.2 shall apply:
(a) where the Company is entitled to recover from its insurers (in respect of insurance effective on or before Completion) any sum in respect of any matter giving rise to a Relevant Claim
(b) to the extent that the Vendor is liable for an obligation of the Company to pay advance corporation tax and the Company is entitled to obtain the benefit or reduction in liability to mainstream corporation tax by reason of such payment when the Purchaser shall procure that the Company shall make all such claims and elections as will result in such benefit or reduction being obtained as soon as reasonably possible

5. No duplication of Recovery

5.1 No Double Recovery
The Purchaser shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss

5.2 Claims under Warranties or Tax Deed
In the event that the Purchaser is entitled to claim under the Tax Deed or under the Warranties contained in Schedule 7 (Taxation) in respect of the same subject matter, the Purchaser may claim under either or both but payments under the Tax Deed shall pro tanto satisfy and discharge any claim which is capable of being brought under the Warranties contained in Schedule 4 in respect of the same subject matter and vice versa

6. Conduct of Warranty Claims

6.1 The Purchaser shall notify the Vendor in writing of:
(a) any claim made against it by a third party which may give rise to a Relevant Claim; and
(b) any claim the Purchaser is entitled to bring against a third party which claim is based on circumstances which may give rise to a Relevant Claim.

6.2 The Purchaser shall not be liable for any delay in giving any notice under sub-clause 6.1 and shall not by reason of such delay be precluded from bringing any such claim against the Vendor
6.3 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the wishes of the Vendor and at its cost subject to it giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser and the Vendor hereby undertakes to indemnity and keep the Purchaser in respect of such costs and expenses

6.4 The Purchaser shall provide to the Vendor and the Vendor's advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Relevant Claim and enabling the Vendor to take the action referred to in sub-clause 6.3 and shall allow the Vendor and its advisers to take copies of any relevant documents or records at their expense.


 SCHEDULE 10

Dated the 9th day of April 2003


SMTEK INTERNATIONAL INC (1)
ALINA LIMITED (2)







NAME LICENCE AGREEMENT










Elliott Duffy Garrett
Solicitors
Royston House
34 Upper Queen Street
BELFAST    BT1 6FD

 Index to Clauses
1	Definitions
2	Rights granted and Territory
3	Duration
4	Quality of products
5 	Use of the Name
6	Ownership of the Name
7	Infringements
8	Termination
9	Indemnity
10	Assignment
11	Force majeure
12	Illegality
13	Entire agreement/Amendment/Press releases/Costs
14	Notice
15	Interpretation
16	Governing law and jurisdiction
Schedule 1	The Products

NAME LICENCE AGREEMENT
Date:	9th April 2003
Parties:

"The Licensor": SMTEK INTERNATIONAL INC. a corporation incorporated under the laws of the State of Delaware whose registered office is at 200 Science Drive, Moorpark, California 93021-2003

"The Licensee": ALINA LIMITED a private limited company incorporated under the laws of Northern Ireland whose registered office is at Marlborough House, 30 Victoria Street, Belfast Northern Ireland

Recitals:
The Licensor wishes to permit the Licensee to use the Name in respect of the Products (defined below) on the terms of this Agreement.

Operative provisions:

1	Definitions

	In this Agreement:

	"THE COMMENCEMENT DATE" means the date of this Agreement

	"EXCLUSIVE" means a right enjoyed by a licensee to the exclusion of all other persons including the grantor of that right

	"LOGO" means any logo usedby the Licensor from time to time

	"NAME" means SMTEK Europe (whether used in conjunction with the logo or not)

	"SECTOR" means the electronic contract manufacturing sector
2	Rights granted and Territory

2.1	The Licensor grants to the Licensee, on the terms set out in this
Agreement, an Exclusive licence to use the Name worldwide in the Sector only on or in relation to the business or products. The licence does not include any right to grant sub-licences PROVIDED THAT the Licensee shall be entitled without the prior written consent of the Licensor to have any products manufactured for it by any third party but shall remain primarily liable to the Licensor notwithstanding any such sub-contract.

3	Duration

3.1	This Agreement shall commence on the Commencement Date and shall unless terminated in any of the circumstances of clause 8 of this Agreement continue in force until the first anniversary of the Commencement Date.

4	Quality of products

4.1	All products manufactured by the Licensee under or by reference to the Name shall be of a high standard of quality in relation to their manufacture, materials used, workmanship and design, packaging and storage.

4.2	Products intended to be marketed under the Name which in the
Licensor's opinion are not of the quality required under clause 4.1 above shall on notice being given by the Licensor be forthwith withdrawn from production and sale by the Licensee and they shall either be corrected or destroyed or the Name removed from them at the Licensor's option. The Licensor may inspect any such corrected products before they are marketed.

4.3	If at any time the Licensee becomes aware of any defect in any product manufactured by the Licensee on which the Name or Logo is used it shall immediately inform the Licensor.

5	Use of the Name

5.1	All use of the Name by the Licensee shall be for the benefit of the Licensor and the goodwill accrued to the Licensee arising from its use of the Name (but no greater or other goodwill) shall accrue to and be held in trust by the Licensee for the Licensor which goodwill the Licensee agrees to assign to the Licensor at its request at any time whether during or after the term of this Agreement.

5.2	Whenever the Name is used by the Licensee it shall be accompanied by wording to show that it is a trade mark used by the Licensee with the permission of the Licensor: the terms of such wording and its placing shall be as reasonably requested by the Licensor.

5.3	The Licensee shall use the Name in the form stipulated by the
Licensor and shall observe any reasonable directions given by the Licensor as to colours and size of the representations of the Name on the products and any accompanying leaflets brochures or other material, and in any advertising material prepared by the Licensee.

5.4	The Licensee shall submit designs of all printed materials using the Name to the Licensor for approval as to the manner and the context of the intended use of the Name and shall not make use of any such designs or materials until they have been approved by the Licensor which approval shall not be unreasonably withheld. The Licensee shall however be responsible for ensuring that all other requirements relating to labelling, packaging, advertising, marking and other such matters are complied with.

5.5	The use of the Name by the Licensee shall at all times be in keeping with and seek to maintain its distinctiveness and reputation as determined by the Licensor, and the Licensee shall forthwith cease any use not consistent therewith as the Licensor may reasonably require. The Licensee shall not use the word "SMTEK" unless the word "Europe" appears immediately after it in the same font size.

5.6	The Licensee shall not use any mark or name confusingly similar to the Name in respect of its business or products.

6	Ownership of the Name

6.1	The Licensee undertakes not to do or permit to be done any act which would or might jeopardise or invalidate any registration of the Name as a trade mark or application therefor nor to do any act which might prejudice the right or title of the Licensor to the Name.

6.2	The Licensee will on request give to the Licensor or its
authorised representative any information as to its use of the Name which the Licensor may require and will (subject to the provisions of clause 7 below) render any assistance reasonably required by the Licensor in maintaining the registrations of the Name or in prosecuting any application therefor.

6.3	The Licensee will not make any representation or do any act which may be taken to indicate that it has any right title or interest in or to the ownership or use of the Name except under the terms of this Agreement, and acknowledges that nothing contained in this Agreement shall give the Licensee any right, title or interest in or to the Name save as granted hereby.

6.4	The Licensee shall assist (at the cost of the Licensor) the
Licensor as may be reasonably necessary (including by executing any necessary documents) in recording the Licensee as a licensee of the Name (including such of the applications as mature into registrations during the period of this Agreement), and the Licensee hereby agrees that such entry may be cancelled by the Licensor on termination of this Agreement, for whatever reason, and that it will assist the Licensor so far as may be necessary to achieve such cancellation including by executing at the request of the Licensor any documents necessary for that purpose.

7	Infringements

7.1	The Licensee shall as soon as it becomes aware thereof give the
Licensor in writing full particulars of any use or proposed use by any other person, firm or company of a trade name, trade mark or get-up of goods or mode of promotion or advertising which amounts or might amount either to infringement of the Licensor's rights in relation to the Name or to passing-off.

7.2	If the Licensee becomes aware that any other person, firm or company alleges that the Name is invalid or that use of the Name infringes any rights of another party or that the Name is otherwise attacked or attackable the Licensee shall immediately give the Licensor full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.

7.3	The Licensor shall have the conduct of all proceedings relating to the Name and shall in its sole discretion decide what action if any to take in respect of any infringement or alleged infringement of the Name or passing-off or any other claim or counterclaim brought or threatened in respect of the use or registration of the Name. The Licensee shall not be entitled to bring any action for infringement under sections 30 or 31 of the Trade Marks Act 1994, and the Licensor shall not be obliged to bring or defend any proceedings in relation to the Name if it decides in its sole discretion not to do so.

7.4	The Licensee will at the request of the Licensor give full co-
operation to the Licensor in any action, claim or proceedings brought or threatened in respect of the Name and the Licensor shall meet any reasonable expenses incurred by the Licensee to third parties in giving such assistance.

8	Termination

8.1	The Licensor may terminate this Agreement forthwith by notice in writing to the Licensee if the Licensee:

	(a) commits a breach of this Agreement; provided that if the breach is capable of remedy the notice shall only be given if the Licensee in breach shall not have remedied the same within 30 days of having been given notice in writing specifying the breach and requiring it to be remedied; or

	(b) is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the Licensee under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrative receiver or an administrator appointed of its assets or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the Licensor giving notice means that the other may be unable to pay its debts.

8.2	The Licensee may terminate this Agreement forthwith at any time without cause by notice in writing to the Licensor.

8.3	Termination of this Agreement for whatever reason shall not
affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and in particular but without limitation the right to recover damages from the other.

8.4	Upon the termination of this Agreement for whatever reason the
Licensee shall cease and shall procure that any member of its group shall cease to make any use of the Name and shall procure that SMTEK Europe Limited shall change its corporate name to a name unconnected with the Name.

8.5	All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.

9		Assignment

9.1	The Licensee shall not assign, transfer or in any other manner make over to any third party the benefit and/or burden of this Agreement without the prior written consent of the Licensor

9.2	The Licensor may assign the benefit and burden of this Agreement to any party and shall use its reasonable endeavours to procure that such assignee, if the Licensee so requires, shall grant a licence direct to the Licensee on the same terms mutatis mutandis as those contained in this Agreement.

9.3	In the event of an assignment this Agreement shall be binding upon such successor or assignee and the name of a party appearing herein shall be deemed to include the names of any such successor or assignee.

10	Force majeure

	Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other cause beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of such causes such party shall give written notice to the other of such inability stating the cause in question and the date on which such cause commenced. The operation of this Agreement shall be suspended during the period (and only during the period) in which the cause continues to have effect. Forthwith upon the cause ceasing to have effect the party relying upon it shall give written notice thereof to the other. If the cause continues to have effect for a period of more than 90 days the party not claiming relief under this clause shall have the right to terminate this Agreement upon giving 30 days written notice of such termination to the other party, but such notice shall not take effect if the other party gives notice within that period that the cause has ceased to prevent the operation of this Agreement and forthwith upon such cessation recommences the full and punctual performance of its obligations hereunder.

11	Illegality

	If any provision or term of this Agreement shall become or be declared illegal, invalid or unenforceable for any reason whatsoever such term or provision shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement provided always that if such deletion substantially affects or alters the commercial basis of this Agreement the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement so as to achieve so far as possible the same economic effect without rendering the Agreement so amended or modified illegal, invalid or unenforceable.

12	Entire agreement/Amendment/Press releases/Costs/Third Parties

12.1	This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly contained in this Agreement and no change may be made to it except in writing signed by duly authorised representatives of both parties.

12.2	No failure or delay on the part of either of the parties to
exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

12.3	The text of any press release or other communication to be
published by or in the media concerning the subject matter of this Agreement shall require the approval of each of the parties.

12.4	Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

12.5	No provision in this Agreement may be relied upon by any person not being a party hereto.

13	Notice

13.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by hand or by registered post; or by telex, facsimile or other electronic media to a party at the address, telex or facsimile number set out below for such party or such other address as one party may from time to time designate by written notice to the other.

13.2	Any such notice or other document shall be deemed to have been received by the addressee two working days (or seven working days in the case of notices sent to the Licensor) following the date of dispatch if the notice or other document is sent by registered post, or simultaneously with the delivery or transmission if sent by hand or if given by telex, facsimile or other electronic means.

13.3	The Licensor's address for service is 200 Science Drive,
Moorpark, California

13.4	The Licensee's address for service is 72 Silverwood Road Lurgan
County Armagh

14	Interpretation

14.1	The headings in this Agreement are inserted only for convenience and shall not affect its construction.

14.2	Where appropriate words denoting a singular number only shall include the plural and vice versa.

14.3	Reference to any statute or statutory provision includes a
reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

15	Governing law and jurisdiction

	The validity, construction and performance of this Agreement shall be governed by Northern Irish law, and shall be subject to the exclusive jurisdiction of the High Court of Justice in Northern
Ireland.

IN WITNESS whereof these presents have been entered into the day and year first herein written.

SIGNED by KIRK WALDRON
For SMTEK International, Inc.

SIGNED by KIERAN LEONARD
For ALINA Limited

DATED    21 MARCH   2003








(1) DDL EUROPE LIMITED

(2) ALINA LIMITED

(3) SMTEK INTERNATIONAL INC


__________________________________

SHARE SALE AGREEMENT
for all the issued share capital of
SMTEK Europe Limited
_________________________________











 INDEX

CLAUSE	SUBJECT	PAGE

1.	Interpretation
2.	Sale of Shares
3.	Consideration
4.	Conditions
5.	Completion
6.	Restrictive Covenants given by Vendor's Group
7.	Warranties
8.	Not Used
9.	[Not Used]
10.	Confidentiality
11.	Announcements
12.	Guarantee
13.	Provisions Relating to this Agreement
14.	Law and Jurisdiction

	SCHEDULE
1.	Part I - Details of the Company
	Part II - Not Used
2.	Not Used
3.	Not Used
4.	Not Used
5.	Particulars of the Property
6.	Non-Taxation Warranties
7.	Taxation Warranties
8.	Completion Arrangements
9.	Vendor Protection
10.	Not Used


THIS AGREEMENT is dated  21  March 2003


PARTIES:

(1)	DDL EUROPE LIMITED a company registered in Northern Ireland with number ? whose registered office is at 72 Silverwood Road, Lurgan, BT66 6NB (the "Vendor");

(2) ALINA LIMITED a company registered in Northern Ireland] with number NI45402 whose registered office is at Marlborough House, 30 Victoria Street, Belfast, BT1 13GS (the "Purchaser"); and

(3) SMTEK INTERNATIONAL INC a company registered in Delaware	 with
number whose office is at 2000 Science Drive, Moorpark, California, 93021-2003 (the "Guarantor").


INTRODUCTION:

(A) The Vendor wishes to sell and the Purchaser wishes to acquire the entire issued share capital of SMTEK Europe Limited upon and subject to the terms of this Agreement.

(B) The Guarantor joins to this Agreement to guarantee the obligations of the Seller hereunder.


IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

	In this Agreement where the context admits:

	"Affiliate" means, in respect of any body corporate, a body corporate which is its subsidiary or holding company, or a company which is a subsidiary of that holding company, and each such company;

	"Associate" means any person with whom the Vendor is or may be connected or any person for whom the Vendor may be a personal representative;

	"Audited Accounts" means the audited balance sheet of the Company made up as at the Balance Sheet Date and the audited profit and loss account of the Company in respect of the financial year ending on the Balance Sheet Date including, in each case, the notes thereto and the directors' report and auditors' report;

	"Auditors" means KPMG, Stokes House, College Square East,
Belfast, BT1 6DH;

	"Balance Sheet Date" means 30 June 2002;

	"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Belfast;

	"Company" means SMTEK Europe Limited details of which are given in Schedule 1 (Details of the Company);

	"Companies Order" means the Companies (Northern Ireland) Order
1986;

	"Companies Orders" means statutes from time to time in force in Northern Ireland concerning companies including (without limitation) the Companies (Northern Ireland) Order 1986, the Companies Consolidation (Consequential Provisions) (Northern Ireland) Order 1986, the Companies (Northern Ireland) Order 1989, the Insolvency (Northern Ireland) Order 1989, the Companies (Northern Ireland) Order 1990, the Companies (No. 2) (Northern Ireland) Order 1990, the Companies (Single Member Private Limited Companies) Regulations (Northern Ireland) 1992, the Criminal Justice Act 1993 Parts V and VII, the Partnerships and Unlimited Companies (Accounts) Regulations (Northern Ireland) 1994 and the Public Offers of Securities Regulations 1995;

	"Completion" means completion of the sale and purchase of the Sale Shares in accordance with Clause 5 (Completion);



	"Completion Date" means the day Completion takes place;

	"Conditions" means the conditions contained in Schedule 4
(Conditions);

	"Directors" means the persons named in Schedule 1 (Details of the Company) as directors of the Company and the "Continuing Directors" means the persons named in the Schedule as continuing directors following Completion;

	"Disclosure Letter" means the letter in agreed terms dated the date of this Agreement from or on behalf of the Vendor to the Purchaser;

	"Encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement or a rental, hire purchase, credit sale or other agreement for payment on deferred terms;

	"INI Grant" means the financial assistance granted to the Company (formerly known as DDL Electronics Limited) by Invest Northern Ireland (formerly known as the Department of Enterprise, Trade and Investment and also the Department of Economic Development) under the terms of a financial assistance agreement dated 7 April 1999 and a supplemental agreement dated 3 September 2001.


	"Management Accounts" means the management accounts of the Company for the period from the Balance Sheet Date to 21 February 2003;

	"Name Licence Agreement" means an agreement in agreed terms as set out in Schedule 11;

	"Property" means the property particulars of which are set out in
Schedule 5 (Particulars of Property);

	"Purchaser's Group" means the Purchaser and each of its Affiliates (if any);

	"Purchaser's Solicitors" means Tughans of Marlborough House, 30 Victoria Street, Belfast, BT1 3GS;

	"Restricted Business" has the meaning given in Sub-Clause 6.1 (Restricted Business);

	"Sale Shares" means 2,550,000 ordinary shares of 1 pound sterling each to be bought and sold pursuant to Clause 2.1 (Sale and Purchase) being all the issued shares in the capital of the Company;

	"Subsidiaries" means the bodies corporate, details of which are set out in Schedule 2 (The Subsidiaries);

	"TA" means the Income and Corporation Taxes Act 1988;

	"Tax Deed" means the deed of indemnity in agreed terms relating to taxation, to be executed and delivered at Completion;

	"Vendor's Group" means the Vendor and each of its Affiliates other than the Company;

"Vendor's Solicitors" means Elliott Duffy Garrett of Royston House, 34 Upper Queen Street, Belfast, BT1 6FD;

	"Warranties" means the warranties and representations set out in Paragraph 2 of Schedule 6 (Non-Taxation Warranties), and in Paragraph 2 of Schedule 7 (Taxation Warranties) given and made by the Vendor in favour of the Purchaser.

1.2	Contents Page and Headings

In this Agreement the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3 Meaning of References

	In this Agreement, where the context admits:

(A) references to a party or the parties is to a party or the parties (as the case may be) to this Agreement;

(B) words and phrases the definitions of which are contained or referred to in Part I of the Companies (Northern Ireland) Order 1986 shall be construed as having the meanings thereby attributed to them;

(C)	references to statutory provisions shall be construed as
references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(D)	where any statement is qualified by the expression 'so far as the
Vendor is aware' or 'to the best of the Vendor's knowledge and belief' or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry provided that the Vendor shall only be deemed to have the same knowledge as the Purchaser, or the continuing Director strictly in so far as the Vendor or the Guarantor has not done anything whatsoever in relation to the Company without actual knowledge of the Purchaser or theContinuing Director;

(E)	references to Clauses and Schedules are references to Clauses and schedules of and to this Agreement, references to Sub-Clauses or Paragraphs are, unless otherwise stated, references to Sub-Clauses of the Clause or paragraphs of the Schedule in which the reference appears, and references to this Agreement include the Schedules;

(F) references to any document being in 'agreed terms' or in 'agreed form' are to that document in the form signed or initialled by or on behalf of the parties for identification;

(G) any Northern Irish statutory provision or Northern Irish legal term for any action, remedy, method of judicial proceedings, document, legal status, court, official or any other legal concept or thing shall in respect of any jurisdiction other than Northern Ireland be deemed to include what most nearly approximates in that jurisdiction to the Northern Irish statutory provision or Northern Irish legal term;

(H) a person shall be deemed to be connected with another if that person is connected with another within the meaning of Section 839 TA;

(I) writing shall include any modes of reproducing words in a legible and non-transitory form;

(J) any reference to "indemnity" and to "indemnifying" any person against any circumstance includes indemnifying and keeping him harmless from all demands, actions, claims and proceedings from time to time made or brought against that person and all loss or damage and all payments, costs or expenses or liabilities from time to time made, suffered or incurred by that person as a direct or indirect consequence of or which would not have arisen but for that circumstances;

(K) "Sterling" or "pounds" is to the lawful currency of the United
Kingdom;

(L)	references to the masculine, feminine or neuter gender
respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

1.4	Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5	Schedules

Each of the Schedules shall have effect as if set out herein.

1.6	Words Defined in Related Documents

Words and expressions defined in the Disclosure Letter and Tax Deed but not in this Agreement shall have the same meaning in this Agreement as in the Disclosure Letter and the Tax Deed (as appropriate).


2.	SALE OF SHARES

2.1	Sale and Purchase

Subject to the terms of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser relying on the Warranties and the other obligations of the Vendor under this Agreement shall purchase the Sale Shares. The Vendor agrees that the Sale Shares shall be free from all claims, liens, charges and encumbrances and shall be sold with all rights now or hereafter attaching thereto with effect from Completion.

2.2	No Sale of Part Only

Neither the Vendor nor the Purchaser shall be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

2.3 Purchaser Entitled to Rights Accruing to Shares

With effect from the Completion Date the Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion.


3.	CONSIDERATION

	Total Purchase Price

3.1 The total price for the Sale Shares shall be the sum of $1, which shall be payable to the Vendor in cash on Completion.


4.	CONDITIONS
4.1 The sale and purchase of the Sale Shares is conditional upon the Conditions and in the event that the Conditions (or any of them) shall not have been satisfied on or before 28 March 2003 this Agreement shall lapse and no party shall make any claim against any other in respect thereof unless the Vendor shall consent to a request by the Purchaser that the Agreement shall not lapse in which case the Vendor shall confirm a later date at which the provisions of this Clause 4.1 shall apply.


5.	COMPLETION

5.1	Date and Place of Completion

Completion shall take place on or before 28 March 2003 subject to the provisions of Clause 4.1 at the offices of the Vendor's Solicitors.

5.2	Completion Arrangements

At Completion the Vendor and the Purchaser shall do those things listed in Schedule 8 (Completion Arrangements).

5.3	Not Used




6.	RESTRICTIVE COVENANTS GIVEN BY VENDOR'S GROUP AND COVENANT BY THE
PURCHASER

6.1	Restricted Business

In this Clause, 'Restricted Business' means (a) in relation to the Vendor any business activity within the United Kingdom and Ireland and which directly or indirectly competes with the business of the Company carried on at the date of this Agreement and (b) in relation to the Purchaser any business activity outside the United Kingdom and Ireland and which directly competes with the business of the Vendor's Group (other than the Company) carried on at the date of this Agreement.

6.2	Restrictive Covenants

6.2.1	The Vendor undertakes with the Purchaser for itself and its
successors in title that it will not and that it will procure that none of its Affiliates will:

(A)	for the period of  1 year after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise) in establishing a presence in the United Kingdom or Ireland in relation to the Restricted Business;;

(B)	for the period of 2 years after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, solicit or endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a director, officer, manager, employee or servant of the Company whether or not such person would commit a breach of contract by reason of leaving service or office;

(C)	without the consent of the Purchaser for the period of 2 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business deal with, solicit the custom of or endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of two years prior to the date of this Agreement has been) a customer of the Company whether or not such person would commit a breach of contract by reason of transferring business; and

(D)	for the period of 2 years after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a supplier of the Company whether or not such person would commit a breach of contract by reason of transferring business.

6.2.2	The Purchaser undertakes with the Vendor for itself and its
successors in title that it will not and that it will procure that none of its Affiliates will:



(A)	for the period of 2 years after the date of this Agreement,
either on its own account or in conjunction with or on behalf of any person, firm or company, solicit or endeavour to entice away Mickey McCallion from the Vendor's Group and

(B)	without the consent of the Purchaser such consent not to be
unreasonably withheld for the period of 2 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business deal with, solicit the custom of or endeavour to entice away from the Vendor's Group any person who at the date of this Agreement is (or who within a period of two years prior to the date of this Agreement has been) a customer of the Vendor's Group whether or not such person would commit a breach of contract by reason of transferring business.


6.3	Vendor and Purchaser to Procure Compliance

The Vendor and the Purchaser each undertakes to the other take all such steps as shall from time to time be necessary to ensure compliance with the terms of Sub-Clause 6.2 above by employees and agents of (a) the Vendor save for Mr Kieran Leonard or any of its Affiliates and (b) the Purchaser or any of its Affiliates respectively.

6.4	Separate Covenants

Each of the undertakings in Sub-Clauses 6.2 and 6.3 shall be construed as a separate and independent undertaking and if one or more of the undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

6.5	Reasonableness

The Vendor and the Purchaser each agrees that the restrictions and undertakings contained in Sub-Clauses 6.2 and 6.3 are reasonable and necessary for the protection of the other's legitimate interests in the goodwill of the Company and the Vendor's Group respectively, but if any such restriction or undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted, such restriction or undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

6.6	Void or Unenforceable Restrictions

Without prejudice to Sub-Clause 6.5, if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid effect as that which it replaces.

6.7	Confidential Information Concerning the Company

The Vendor shall not (without prior written consent) and shall procure that no other member of the Vendor's Group nor any officer or employee of the Vendor or any member of the Vendor's Group shall make use of or divulge to any third party (other than to the Vendor's professional advisers for the purpose of this Agreement in which case the Vendor shall use all reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this Clause) any confidential information relating to the Company save only:

(A)	insofar as the same has become public knowledge otherwise than, directly or indirectly, through the Vendor's breach of this Sub-Clause
6.7 or the failure of the officers, employees or professional advisers referred to above to keep the same confidential; or

(B)	to the extent required by law or by any supervisory or regulatory body or Court of competent jurisdiction.




7.	WARRANTIES

7.1	General

The Vendor hereby warrants and represents to the Purchaser in the terms of the Warranties and acknowledges and accepts that the Purchaser is entering into this Agreement in reliance upon each of the Warranties.

7.2	Purchaser's knowledge

The Warranties are given subject to matters fairly disclosed in this Agreement or in the Disclosure Letter.

7.3	Warranties to be independent

Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

7.4	Vendor protection provisions

	The provisions of Schedule 9 shall apply to the Warranties and Tax Deed.

7.5	Vendor Indemnity

The Vendor hereby undertakes to indemnify and keep indemnified the Purchaser against any clawback by Invest Northern Ireland of the monies granted to the Company pursuant to the INI Grant.

7.6 Purchaser's Claim

The Purchaser cnfirms to the Vendor that it has not formulated nor is it in the process of formulating any claim for breach of the Warranties and it is not its intention to make a claim for breach of Warranties after Completion as a result of any fact or circumstance know to it.

7.7	NOT USED

7.8	Waiver of Claims

The Vendor undertakes to the Purchaser that it will not make or pursue any claim which it has or may have against the Company, or any of the Employees (as such term is defined in Schedule 6 (Non-Taxation Warranties), para 2.11(B)(1)) in respect of or arising out of the Warranties or any information supplied by them to or on behalf of the Vendors or its professional advisers or agents on or prior to the date hereof.

7.9	Any amount paid by the Vendor to the Purchaser in respect of any of the provisions of this Agreement shall be treated as paid to the Purchaser by way of pro-rata reduction of the consideration payable for the Sale Shares.
8.	NOT USED


9.	NOT USED


10.	CONFIDENTIALITY

10.1	Subject to Sub-Clause 10.2 and to Clause 11 and without prejudice to Sub-Clause 6.7 each party:

(A)	shall treat as strictly confidential information obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this Agreement or the other party ("Confidential Information"); and

(B)	shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

10.2	Permitted Disclosures

Sub-Clause 10.1 shall not apply if and to the extent that the party proposing to make such disclosure can demonstrate that:

(A)	the Confidential Information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from that other party; or

(B)	the Confidential Information has come into the public domain other than through its fault or the fault of any person to whom the Confidential Information has been disclosed.

10.3	Continuance of Restrictions

The restrictions contained in this Clause on the part of the Vendor shall survive Completion.


11.	ANNOUNCEMENTS

11.1	Restriction

Subject to Sub-Clause 11.2, neither the Vendor nor the Purchaser shall make any announcement, whether to the public, to the customers or suppliers of the Company, or to all or any of the employees of the Company, concerning the subject matter of this Agreement without the prior written approval of the other (which shall not be unreasonably withheld or delayed).

11.2	Permitted Announcements

Sub-Clause 11.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including the US NASDAQ, London Stock Exchange, The Panel on Take-overs and Mergers, the Financial Services Authority and the Serious Fraud Office) and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other party.

11.3	Continuance of Restrictions

The restrictions contained in this Clause on the part of the Vendor shall survive Completion.


12.	GUARANTEE

12.1	In consideration of the entry of the Purchaser into this
Agreement and the payment by it of 1.00 (one pound) (receipt of which is hereby acknowledged) the Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and observance by the Vendor of its obligations under or pursuant to this Agreement and the Tax Deed (the "Agreements") and agrees to indemnify the Purchaser against all losses, liabilities, costs, charges, expenses, actions, proceedings, claims and demands which the Purchaser may suffer through or arising from any breach by the Vendor of such obligations subject to any limits on the liability of the Vendor in the Agreements.

12.2	If and whenever the Vendor defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by the Vendor under or pursuant to the Agreements, the Guarantor shall upon demand perform (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by the Agreements and so that the same benefits shall be conferred on the Purchaser as it would have received if such obligation or liability had been duly performed and satisfied by the Vendor in default.

12.3	This guarantee is to be a continuing guarantee and is in addition to and without prejudice to and not in substitution for any other rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations of the Vendor under or in connection with the Agreements.

12.4 Not Used


13.	PROVISIONS RELATING TO THIS AGREEMENT

13.1	Assignment

This Agreement shall be binding upon and inure for the benefit of the successors of the parties but shall not be assignable save that the Purchaser may at any time (with the prior written consent of the Vendor, such consent not to be unreasonably withheld, save in respect of an assignment to any member of the Purchaser's Group where consent shall not be necessary) assign all or any parts of its rights and benefits under this Agreement, including the Warranties and any cause of action arising under or in respect of them, to any transferee of the share capital of the Company, or to any Affiliate of the Purchaser who may enforce them as if it had also been named in the Agreement as the Purchaser.

13.2	Whole Agreement

(A)	This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, assurances and arrangements of any nature, whether in writing or oral, relating to such subject matter.

(B)	No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

(C)	The Purchaser acknowledges that it has not been induced to enter into this Agreement by an representation, warranty, promise or assurance by the Vendor or any other person save for those contained in this Agreement and in the Disclosure Letter. The Purchaser agrees that (except in respect of fraud) it shall have no right or remedy in respect of any representation, warranty, promise or assurance save for those contained in this Agreement. The Purchaser acknowledges that its legal advisers have explained to it the effect of this sub clause 13.2(C).

13.3	Agreement Survives Completion

The Warranties and all other provisions of this Agreement in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

13.4	Rights etc Cumulative and Other Matters

(A)	The rights, powers, privileges and remedies provided in this
Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(B)	No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

(C)	No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

13.5	Not used

13.6	Further Assurance

At any time after the date hereof the Vendor shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purpose of vesting the Sale Shares in the Purchaser or its nominees and giving to the Purchaser the full benefit of all the provisions of this Agreement.

13.7	Invalidity

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

13.8 Payment to Vendor

Any payment failing to be made to the Vendor under any provision of this Agreement may be made to the Vendor's Solicitors, whose receipt shall be an absolute discharge.

13.9	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement shall be enforceable by a third party
(whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise).

13.10	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

13.11 	 Costs

Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

13.12  	Notices

(A)	Any notice or other communication required to be given under this
Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in Sub-Clause (B) and may be:

(1)	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

(2)	if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given 2 Business Days after the date of posting; or

(3)	if from or to any place outside the United Kingdom, sent by pre-
paid priority airmail, in which case it shall be deemed to have been given 7 Business Days after the date of posting; or

(4)	sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 on the next Business Day.

(B)	The addresses and other details of the parties referred to in
Sub-Clause (A) are, subject to Sub-Clause (C):

 	Name:				DDL Europe Limited, c/o SMTEK
International Inc.

	[For the attention of:]		Kirk Waldron

	Address:			SMTEK International Inc.

	Fax number:			00 1 805 5321608

(C)	Any party to this Agreement may notify the other parties of any change to its address or other details specified in Sub-Clause (B), provided that such notification shall be effective only on the date specified in such notice or 5 Business Days after the notice is given, whichever is later.

(D)	For the avoidance of doubt, Notice given under this Agreement shall not be validly served if sent by email.


 14.	LAW AND JURISDICTION

14.1	Northern Irish Law

	This Agreement shall be governed by, and construed in accordance with, Northern Ireland law.

14.2	Jurisdiction

In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement
('proceedings') each of the parties irrevocably submits to the jurisdiction of the Northern Ireland courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.



AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.

 SCHEDULE 1

DETAILS OF THE COMPANY


Name:	SMTEK EUROPE LIMITED

Number:	NI 19281

Registered Office:	72 Silverwood Road, Lurgan, County Armagh, BT66
6NB

Authorised Capital:	2,550,000 pounds sterling

Issued Capital:  2,550,000 Ordinary Shares of 1.00 pounds sterling each

Directors and other directorships: 	Kirk Waldron
                              	Kieran Leonard
	Ed Smith

Secretary:	David Seymour

Accounting Reference Date:	30 June

Auditors:	PricewaterhouseCoopers

Continuing Directors:	Kieran Leonard

 SCHEDULE 2

SUBSIDIARIES

None
 SCHEDULE 3
NOT USED










 SCHEDULE 4

CONDITIONS

1. Consent of Invest Northern Ireland.
2. Consent of Ulster Bank Limited.
3. Release by Ulster Bank Limited of Guarantee given by the Guarantor. in respect of the liabilities of the Company.
4. Ulster Bank offering facilities to the Company in terms satisfactory to the Purchaser.
5. Invest Northern Ireland reaching agreement with the Company in respect of loan facilities in terms satisfactory to the Purchaser.
6. Consent of the Guarantor's bankers.
7. Written confirmation from Invest Northern Ireland to the Guarantor of the circumstances in which the INI Grant will become repayable in terms satisfactory to the Guarantor
SCHEDULE 5


PARTICULARS OF THE PROPERTY

The property situated at 72, Silverwood Road , Craigavon, County Armagh held by the Company under a Lease dated 19 January 1990 between (1) Department of Economic Development (2) DDL Electronics Limited (now SMTEK Europe Limited) to a term of 999 years from 19 January 1990, subject to covenants on part of the lessee and the conditions contained therein, which property is held at the Land Registry of Northern Ireland under Folio AR9040L County Armagh.

The property is subject to the following registered Charges:-

(a) Charge in favour of DED
(b) Charge in favour of Ulster Bank Limited

The property is also subject to all other matters disclosed on the Land Certificate and by a Search at the Land Registry.


 SCHEDULE 6


NON-TAXATION WARRANTIES


1	INTERPRETATION


Where, in this Schedule, a term is defined in and for the purposes of a particular paragraph or Sub-Paragraph the relevant definition shall apply, where the context admits, for all other purposes of this Schedule.


2	WARRANTIES AND REPRESENTATIONS

The Vendor hereby warrants and represents to and for the benefit of the Purchaser in the following terms.

2.1	The Company and the Vendor

(A) Capacity

The Vendor and the Guarantor each have full power and authority to enter into and perform this Agreement, may execute and deliver this Agreement and perform its obligations under this Agreement without requiring or obtaining the consent of its shareholders or of any other person, authority or body and this Agreement constitutes valid and binding obligations on the Vendor in accordance with its terms.

(B) Ownership of Sale Shares

The Vendor is the registered and sole beneficial owner of the Sale Shares free from any Encumbrances.

(C) Liabilities Owing to or by Vendor

 There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to any member of the Vendor's Group or to any Director or any person connected with any of them, nor is there any indebtedness owing to the Company by any such person.

(D) Competing Interests

No member of the Vendor's Group nor any person connected with any such member has any interest, direct or indirect, in any business in the United Kingdom or Ireland which competes with the business now carried on by the Company save as the registered holder or beneficial owner of not more than 5 per cent of any class of securities of any company which is listed in the Official List of The London Stock Exchange Limited or other recognised Stock Exchange.

2.2	The Company's Constitution

(A) Share Capital

The Sale Shares comprise the whole of the issued and allotted share capital of the Company and all the shares there shown as issued are in issue fully paid and are beneficially owned and registered as set out therein free from any encumbrances.

(B) Options etc

No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

(C) Memorandum and Articles

The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of the Company.

(D) Company Resolutions

Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at annual general meetings which was not special business).

2.3	The Company and its Investments

(A) Particulars of the Company

The particulars of the Company set out in Schedule 1 are true and complete and the Company has no subsidiary.

(B) Investments, Associations and Branches

	The Company:

(1)	is not the holder or beneficial owner of, and has not agreed to acquire, any class of the share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere);

(2)	is not, and has not agreed to become, a member of any
partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment; and

(3)	has no branch, agency or place of business outside Northern
Ireland and no permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

(C)	City Code

	During the ten years prior to the date of this Agreement, the Company has not:

(1)	had at any time any equity share capital listed on the London
Stock Exchange;

(2)	had any dealings in its equity share capital advertised in a newspaper on a regular basis for a continuous period of at least six months;

(3)	had at any time any equity share capital subject to a marketing arrangement as described in Art 17.3(2)(b) of the Companies Order, being (by way of example) subject to dealings on the Unlisted
Securities Market or Alternative Investment Market; or

(4)	filed a prospectus, with the Registrar of Companies, for the issue of any equity share capital.]


2.4	The Company's and Vendor's Solvency

(A) Winding Up

No order has been made, petition presented or resolution passed for the winding up of the Company or the Vendor and no meeting has been convened for the purpose of winding up the Company or the Vendor. So far as the Vendor is aware the Company has not been a party to any transaction which could be avoided in a winding up.

(B) Administration and Receivership

So far as the Vendor is aware no steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's assets.

(C) Compositions

The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors.




(D) Unsatisfied Judgments

No distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession which has not been satisfied in full. No unsatisfied judgment is outstanding against the Company.

(E) Floating Charges

So far as the Vendor is aware no floating charge created by the Company has crystallised.

(F) Analogous Events

	No event analogous to any of the foregoing has occurred in or outside Northern Ireland.

2.5	Not Used.
2.6	Not Used.
2.7 The Company's Business and the Effect of Sale

(A) Business Since the Balance Sheet Date

Since the Balance Sheet Date so far as the Vendor is aware no share or loan capital has been issued or agreed to be issued by the Company;

(B) Commission

So far as the Vendor is aware no one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with this Agreement or the sale and purchase of shares in the Company.

(C) Consequence of Share Acquisition by the Purchaser

So far as the Vendor is aware the acquisition of the Sale Shares by the Purchaser or compliance with the terms of this Agreement will not:

(1) cause the Company to lose the benefit of any right or privilege it presently enjoys or relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any contractual right or benefit enjoyed by the Company or to exercise any right whether under an agreement with the Company or otherwise;

(2) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

(3) give rise to or cause to become exercisable any right of pre-emption;

(4) result in a breach of, or constitute a default under any order, judgement or decree of any court or government agency by which the Company is bound or subject; or

(5) result in a breach of, or constitute a default under the terms, conditions or provisions of any agreement, understanding, arrangement or instrument (including, but not limited to, any of the Company's contracts);

(6) and, to the best of the knowledge and belief of the Vendor, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and the Vendor is not aware of any circumstances indicating that, nor has it been informed or is otherwise aware that, any person who now has business dealings with the Company would or might cease to do so from and after Completion.

2.8 The Company's Assets
(A)	Assets and Charges

(1)	So far as the Vendor is aware except for current assets disposed of by the Company in the ordinary course of its business, the Company is the owner legally and beneficially of and has good marketable title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and no encumbrance is outstanding nor is there any agreement or commitment to give or create or allow any encumbrance over or in respect of the whole or any part of the Company's assets, undertaking, goodwill or uncalled capital and no claim has been made by any person that he is entitled to any such encumbrance.

(1) Not Used.
(2) Not Used.
(3) So far as the Vendor is aware no charge in favour of the Company is void or voidable for want of registration.

(B)	Property

Title to Property

(a) The particulars of the Property shown in Schedule 5 (Particulars of the Property) are true and correct. Except as shown the Company has no other interest in land and does not occupy any other property and has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

(b) The replies to requisitions on title raised by the Purchaser are true and accurate in all material respects.

2.9	The Company's Contracts

(A) 	Substantial or significant contracts

Neither the Vendor or the Guarantor has entered into any contract, agreement, transaction, obligation, commitment, understanding, arrangement or liability for or on behalf of the Company without the actual knowledge of the Purchaser or the continuing Director which are now outstanding or unperformed and which involves any of the following:

(1) obligations on the part of the Company which will cause or are likely to cause the Company to incur expenditure or an obligation to pay money;

(2) obligations on the part of the Company to purchase any specified minimum quantity or any specified minimum percentage of its total requirement for raw materials or other stock in trade from any one supplier;

(3) the supply by the Company of products or services whether by way of lease or outright sale or otherwise to any one customer such that the value of such supplies exceeds or is likely to exceed 5 per cent of the total turnover of the Company in the financial year ending 30 June 2003 or in any subsequent year.


(B)	Sureties

Neither the Vendor nor any member of the Vendor's Group or any third party has given any guarantee of or security for, any overdraft loan, loan facility or off balance sheet financing granted to the Company nor has the Company given any guarantee of or security for any overdraft loan, loan facility or off balance sheet financing granted to the Vendors or any member of the Vendor's Group and there is not now outstanding in respect of the Company any guarantee or warranty or agreement for indemnity or for suretyship given by or for the accommodation of the Company or in respect of the Company's business.

(C)	Powers of Attorney

So far as the Vendor is aware, no powers of attorney given by the Company (other than to the holder of an encumbrance solely to facilitate its enforcement) are now in force. No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business, and the Vendors is not aware of any person purporting to do so.

(D)	Insider Contracts

(1)	So far as the Vendor is aware there is not outstanding, and there has not at any time during the last six years been outstanding, any agreement or arrangement to which the Company is a party and in which

(a)	the Vendor;

(b)	any member of the Vendor's Group;

(c)	any person beneficially interested in the Company's share
capital;

(d)	any Director; or

(e)	any person connected with any of them

	is or has been interested, whether directly or indirectly.

(2)	So far as the Vendor is aware the Company is not a party to, nor have its profits or financial position during such period been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

(3)	So far as the Vendor is aware all costs incurred by the Company have been charged to the Company and not borne by any other member of the Vendor's Group.

(E)	Options and Guarantees

So far as the Vendor is aware the Company is not a party to any option or pre-emption right, or a party to nor has it given any guarantee, suretyship, comfort letter or any other obligation (whatever called) to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person.

2.10 The Company and its Bankers

Off balance Sheet Financing

The Vendor or the Guarantor have not engaged on behalf of the Company in any borrowing or financing not required to be reflected in the Audited Accounts.

2.11 Miscellaneous

All Material Matters Disclosed

All information contained or referred to in this Agreement (including the Schedules and the documents in agreed terms) and in the Disclosure Letter or in any annexure thereto or which has otherwise been disclosed by or on behalf of the Vendor to the Purchaser or its advisers/others on or prior to the date hereof is true and accurate in all material respects and the Vendor is not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason.


 SCHEDULE 7


TAXATION WARRANTIES


1.	INTERPRETATION

1.1	In this Schedule, where the context admits:

	'Taxation' and 'Tax' includes (without limitation) corporation tax, advance corporation tax, the charge under s 419 of the Taxes Act 1988, income tax, capital gains tax, the charge under s 601(2) of the Taxes Act 1988, value added tax, excise duties, the charge to tax under Sched 9A of the Value Added Tax Act 1994, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, capital duties, national insurance contributions, local authority council taxes, petroleum revenue tax, foreign taxation and duties, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to s 102 of the Finance Act 1989 and any payment whatsoever which the Company may be or become bound to make to any person as a result of the operation of any enactment relating to any such taxes or duties and all penalties, charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation;

	'Taxes Act 1988' means Income and Corporation Taxes Act 1988;

	'CAA 2001' means the Capital Allowances Act 2001;

	'TCGA 1992' means the Taxation of Chargeable Gains Act 1992;

	'ITA 1984' means the Inheritance Tax Act 1984;

	'Value Added Tax' and 'VAT' mean value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating it; references to income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation; and references to the 'Company' include each of the Subsidiaries.


2.	TAXATION WARRANTIES AND REPRESENTATIONS

The Vendor hereby warrants and represents to and for the benefit of the Purchaser in the following terms which in each case shall be qualified by the words "So far as the Vendor is aware"

2.1	General Taxation Matters

(A) Residence

The Company is and always has been resident for taxation purposes only in the jurisdiction in which it is incorporated.

(B) Tax Provisions

Full provision or reserve has been made in the Audited Accounts for all taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received, or deemed to be earned accrued or received on or before the Balance Sheet Date or any event on or before the Balance Sheet Date including distributions made down to such date or provided for in the Audited Accounts and full provision has been made in the Audited Accounts for deferred taxation calculated in accordance with generally accepted accounting principles.

(C) Returns

The Company has properly and punctually made all returns and provided all information required for taxation purposes and none of such returns is disputed or is likely to be disputed by the Inland Revenue or any other authority concerned (in the United Kingdom or elsewhere) and the vendor is not aware that any event has occurred which would or might give rise to a payment under the Tax Deed.

(D) Payment of Tax

(i)	The Company has duly and punctually paid all taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for taxation and has not paid any tax which it was and is not properly due to pay.

(ii)	The Company has not made any payments representing instalments of corporation tax pursuant to the Corporation Tax (Instalment Payments) Regulations 1998 in respect of the Company's current or preceding accounting period and neither is the Company under any obligation to do so.

(E) Audits

The Company has not been subject to any visit, audit, investigation, discovery, or access order by any taxation authority and there are no circumstances existing which make it likely that a visit, audit, investigation, discovery, or access order will be made.

(F)	Special Arrangements and Concessions

(1)	Full details of any special arrangements and concessions
(including, without limitation, any arrangements and concessions relating to the taxation of foreign exchange gains and losses and/or financial instruments and/or loan relationships) which relate to or affect the Company and which have been made with any tax authority or relied upon by the Company, in either case within the last six years, are set out in the Disclosure Letter.

(2)	The Company has not taken any action which has had, or might have, the result of prejudicing or disturbing any such special arrangement or concession.

(G)	Calculation of Tax Liability

The Company has sufficient records relating to past events to permit accurate calculation of the tax liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company at the Balance Sheet Date or acquired by the Company since that date but before Completion.

(H)	Payments under deduction

All payments by the Company to any person which ought to have been made under deduction of tax have been so made and the Company has (if required by law to do so) provided certificates of deduction to such person and accounted to the Inland Revenue for the tax so deducted.

(I)	Claims, Elections, Clearances and Consent

	Claims by the Company

	The Company has made no claim under any of the following:

(1)	section 279 of the TCGA 1992 (assets situated outside the United
Kingdom);

(2)	section 24(2) of the TCGA 1992 (assets of negligible value);

(3)	section 280 of the TCGA 1992 (tax on chargeable gains payable by instalments);

(4)	sections 242 and 243 of the Taxes Act 1988 (surplus franked
investment income); or

(5)	section 584, 585 or 723 of the Taxes Act 1988 (unremittable
income arising outside the United Kingdom);

(6)	section 139, FA 1993 (deferral of unrealised exchange gains);

(7)	section 242(2), TCGA 1992 (small part disposals of land).

	Elections

The Disclosure Letter contains full particulars of all elections made by the Company under the following provisions:

(8)	sections 524, 527 and 534 of the Taxes Act 1988 (lump sum
receipts for patents and copyright);

(9)	section 85 of the CAA 2001 (short life assets); and

(10)	section 290 of the CAA 2001 (leasehold interests).

	Clearances  and Consents

There are annexed to the Disclosure Letter copies of all correspondence relating to applications for clearance under any enactment relating to taxation. All particulars furnished to any Taxation Authority in connection with an application for clearance or consent by the Company or on its behalf or affecting the Company has been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations; and any transaction for which clearance or consent was obtained, has been carried into effect only in accordance with the terms of the relevant clearance or consent.

2.2	Corporation Tax, including Corporation Tax on chargeable gains

(A)	Distributions

(1)	No distribution within the meaning of ss 209, 210 and 211 of the
Taxes Act 1988 has been made (or will be deemed to have been made) by the Company except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

(2)	No securities (within the meaning of s 254(1) of the Taxes Act
1988) issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under either s 209 (2)(d), 209
(2)(da) or s 209(2)(e) of the Taxes Act 1988.

(3)	The Company has not been engaged in nor been a party to  any of the transactions set out in sections 213 to 218 inclusive of the Taxes Act 1988, nor has it made or received a chargeable payment as defined in Section 218(i) Taxes Act 1988.

(4)	The Company has not received any capital distribution to which the provisions of s 189 of the TCGA 1992 could apply.

(5)	The Company has not used any credit, relief or set off that may be disallowed pursuant to s 237 of the Taxes Act 1988.

(6)	The Company has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital to which the provision of s 249 of the Taxes Act 1988 could apply.

(7)	The Company has not since 8 October 1996:

(a)	treated as franked investment income any qualifying distribution received which would fall to be treated as if it were a foreign income dividend pursuant to the provisions of Schedule 7 of the Finance Act 1997; or

(b)	made any qualifying distribution which would fall to be treated as a foreign income dividend pursuant to the provisions of Schedule 7 of the Finance Act 1997.

(B)	Advance Corporation Tax/Shadow Advance Corporation Tax

(i)	The Company does not have any unrelieved surplus advance
corporation tax eligible for carry and nor has the Company at any time after 5 April, 1999 set surplus advance corporation tax against corporation tax which could be displaced so as to give rise to a liability of the Company to make a payment of or in respect of corporation tax.

(ii)	The Company does not have any surplus shadow advance corporation tax nor will the Company at any time in the future be treated as having surplus shadow advance corporation tax as a consequence of any act or omission of the Vendor or a company within the Vendor's group.

(C)	ACT carry forward

There has been no major change in the nature or conduct of any trade or business carried on by the Company within the meaning of s 245 of the Taxes Act 1988.

(D)	Capital allowances

	All the expenditure which the Company has incurred or may incur under any subsisting commitment on the provision of machinery, plant or buildings has qualified or will qualify (if not deductible as a trading expense for trade carried on by the Company) for writing-down allowances or industrial building allowances (as the case may be) under CAA 2001 and in relation to expenditure incurred but for which no claim has been made a claim made in the Company's next corporation tax self-assessment return for such allowances in respect of such expenditure would not be barred by virtue of section 58(4), CAA 2001.

(E)	Leased assets

	The Company has not made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company and no election affecting the Company has been made or agreed to be made under sections 177 or 183, CAA 2001 in respect of such assets.

(F)	Finance leases

	The Company is not a lessee under a lease to which the provisions of Chapter 17 of Part 2, CAA 2001 apply or could apply.

(G)	Long life assets

	The Company has not incurred any long-life asset expenditure within the meaning of section 90, CAA 2001.

(H)	Industrial buildings

	None of the assets of the Company, expenditure on which has qualified for a capital allowance under Part 3, CAA 2001, has at any time been used otherwise than as an industrial building or structure.

(I)	Tax Losses

There has not within the three years preceding the date hereof been a major change in the nature or conduct of any trade or business carried on by the Company within the meaning of s 768 or 768 (A-E) of the Taxes Act 1988.

(J)	Investment Company Deductions

	Either

(1)	There has not been a change in ownership of the Company within the meaning of s 769 of the Taxes Act 1988 in the period commencing three years before the Balance Sheet Date or in respect of any accounting period commencing prior to that date the corporation tax computations for which are still under enquiry with the Inland Revenue.

	Or

(1)	In respect of the changeof ownership, full details of which are contained in the Disclosure Letter, there has not been:

(a)	since any such change, any significant increase in the amount of
Company's capital for the purposes of s 768(B)(1) of the Taxes Act
1988;

(b)	any change in the nature or conduct of the business carried on by the Company within the period beginning three years before such change to three years thereafter;

(c)	any acquisition of an asset to which s 171 of the TCGA 1992
applied after the change of ownership together with a disposal or part disposal of that asset within the period commencing with the change in ownership and ending three years thereafter;

(d)	and the change of ownership did not occur at a time after the scale of activities of the business carried on by the Company has become small or negligible and before any considerable revival of the trade.

(K)	Section 765 of the Taxes Act 1988

The Company has not without the prior consent of the Treasury been a party to any transaction for which consent under s 765 of the Taxes Act 1988 was required. Where such consent would have been required but for the provisions of s 765A(1) of the Taxes Act 1988, the Company has complied in full with the requirements of The Movements of Capital (Required Information) Regulations 1990 and a copy of the notification required pursuant thereto is annexed to the Disclosure Letter.

(L)	Controlled Foreign Companies

No notice of the making of direction under section 747, TA 88 has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to the Company pursuant to section 752, TA 88.

(M)	Depreciatory Transactions

	No loss which might accrue on the disposal by the Company of any share in or security of any company is liable to be reduced by virtue of any depreciatory transaction within the meaning of s 176 and s 177 of the TCGA 1992 nor is any expenditure on any share or security liable to be reduced under s 125 of the TCGA 1992.

(N)	Value Shifting

	The Company has not been party to any scheme or arrangement whereby the value of an asset has been materially reduced as set out in sections 29-34 TCGA 1992.

(O)	Connected Party and Intra Group Transactions

(1)	The Company has not disposed of or acquired any asset to or from any person connected with it within s 839 of the Taxes Act 1988 or in circumstances such that the provision of s 17 of the TCGA 1992 could apply to such disposal or acquisition, nor given or agreed to give any consideration to which section 128(1)(2) TCGA 1992 could apply.

(2)	The Company has not acquired any asset (past or present) from any other company then belonging to the same group of companies as the Company within the meaning of s 170 TCGA 1992.

(3)	The Company has not made, and is not entitled to make, a claim pursuant to s 172 of the TCGA 1992.

(P)	Transactions between connected persons

	No allowable loss has accrued to the Company to which section 18(3), TCGA will apply.

(Q)	Transfer Pricing

	The Company is not a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities, neither is or was the Company a party to any transaction or arrangements to which the provisions of section 770A and Schedule 28 AA, Taxes Act 1988 may apply and nor will the Company receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.

(R)	Base Values

(1)	The Disclosure Letter contains full and accurate particulars of:

(a)	the extent to which the book value of an asset or a particular class of assets as shown in the Audited Accounts is in excess of:

(i)	the amount falling to be deducted under s 38 of the TCGA 1992 from the consideration receivable on a disposal of that asset;

(ii)	the balance of the qualifying expenditure attributable to that asset or pool of assets, as the case may be, brought forward into the accounting period in which Completion will occur and save to the extent disclosed, no such excess exists; and

(b)	the extent to which provision for taxation in respect of such excess has been made in the Audited Accounts.

(2)	No election under s 35 of the TCGA 1992 is in effect in relation to the Company and full particulars are given in the Disclosure Letter of the first relevant disposal for the purposes of the said s 35.

(3)	The Disclosure Letter contains full and accurate particulars of all assets held by the Company on or after 6 April 1988 in respect of which relief is or would be available under Schedule 4 of the TCGA 1992 upon disposal.

(4)	No asset owned by the Company is subject to a deemed disposal and re-acquisition under Schedule 2, TCGA so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straight-line growth.

(S)	Roll-over Relief

	The Disclosure Letter contains full and accurate particulars of all claims made by the Company under ss 152 to 159, s 162, ss 242 to 245, s 247 or s 248 of the TCGA 1992 and no such claim or other claim has been made by any other person (in particular pursuant to s 165 or s 175 TCGA 1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

(T)	Pre-entry Losses

	The Disclosure Letter contains details of all pre-entry losses falling within of Sched 7A, para 1(2)(a) of the TCGA 1992 which have, or will have, accrued to the Company prior to Completion and details of all assets which, if disposed of on Completion, would give rise to an allowable loss.

(U)	Foreign Exchange Gains and Losses

(1)	No exchange gain or loss of the Company has been calculated in accordance with Sched 15 of the Finance Act 1993 and regulations made thereunder.

(2)	The Disclosure Letter contains full details of all claims to defer unrealised exchange gains made by the Company pursuant to s 139 of the Finance Act 1993.

(3)	The Disclosure Letter contains details of all debts to which the provisions of Chapter II of Part II Finance Act 1993 do not apply by virtue of reg 3 of the Exchange Gains and Losses (Transitional
Provisions) Regulations 1994.

(4)	The Company has not received any direction as referred to in s
136(1)(d) or s 136A(7)(b) of the Finance Act 1993.

(V)	Financial Instruments

(1)	The Company has not entered into any transactions for which the provisions of s 165, s 166 and s 167 of the Finance Act 1994 could apply.

(2)	The Disclosure Letter contains full details of all qualifying contracts with non resident persons for the purposes of s 168 of the Finance Act 1994.

(W)	Loan Relationships

(i)	The Company applies an authorised accruals method of accounting
(as that term is defined in s 85 of the Finance Act 1996) in respect of all loan relationships (as that term is defined in s 81 of the Finance Act 1996) to which it is a party.

(ii)	The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party, whether as debtor or creditor, where any other party to that loan relationship is connected with the Company for the purposes of Chapter II of Part IV of the Finance Act 1996.

(iii)	The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party and to which s 92 or s 93A or 93B of the Finance Act 1996 applies.

(iv)	The Disclosure Letter contains full and accurate particulars of any debtor relationship (as that term is defined in s 103 of the Finance Act 1996) of the Company which relates to a relevant discounted security (as that term is defined in Sched 13, para 3 of the Finance Act 1996) to which Sched 9, para 17 or para 18 of the Finance Act 1996 applies.

(v)	The Company has not entered into any transaction to which Sched
9, para 11(1) of the Finance Act 1996 applies.

(vi)	The Company has not been, and is not entitled to be, released from any liability which arises under a debtor relationship (as defined by s103 Finance Act 1996 )of that Company.

(vii)	The Disclosure Letter contains full and accurate particulars of
(i) any loan relationship to which the Company is a party, whether as debtor or creditor, to which Sched 15, para 8 of the Finance Act 1996 has applied or will apply on the occurrence of a relevant event (as defined in para 8(2)) in respect thereof; (ii) in each case, the amount of any deemed chargeable gain or deemed allowable loss which has arisen or will arise in consequence of that relevant event; and (iii) any election made pursuant to Schedule 15, paragraph 9 of the Finance Act 1996.

(viii)	The Company has not been a party to a loan relationship
which had an unallowable purpose (within the meaning of paragraph 13 of Schedule 9, Finance Act 1996).

(X)	Chargeable Debts

The Company is not owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of section 251, TCGA.

(Y)	Chargeable Policies

The Company has not acquired benefits under any policy of assurance otherwise than as original beneficial owner.

(Z)	Non-resident Companies or Trusts

There has not accrued any income, profit or gain in respect of which the Company may be liable to corporation tax by virtue of the provisions of s 13 TCGA 1992 or Chapter IV of Part XVII Taxes Act 1988.

(AA)	Company Migration

(1)	The Company is not a dual resident company for the purposes of s
139(3) or s 160 or s 188 of the TCGA 1992.

(2)	There are no circumstances pursuant to which the Company has or may become liable to tax pursuant to s 185 (Deemed disposal of assets on company ceasing to be resident in UK), s 186 (Deemed disposal of assets on company ceasing to be liable to UK tax), s 187 (Postponement of charge on deemed disposal) of the TCGA 1992 or s 132 (Liability of other persons for unpaid tax) Finance Act 1988 or s 191 of the TCGA 1992 (Non-payment of tax by non-resident companies).

(BB)	Leaseholds

The Company is not liable to taxation under the provisions of ss 34, 35 and 36 Taxes Act 1988 nor does it own any leasehold interest to which the said s 35 may apply.

(CC)	Land Sold and Leased Back

The Company has not entered into to any transaction to which the provisions of section 779 or 780, TA 88 have been or could be applied.

(DD)	Non- Deductible payments

No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of ss 74, 125, 338 339, 577, 577A, 779 to 784, and 787 of the Taxes Act 1988 or
otherwise.

2.3	Corporation Tax - Groups of Companies.

(A)	Group Income

The Disclosure Letter contains particulars of all elections made by the Company under s 247 of the Taxes Act 1988 and the Company has not at any time prior to 6 April 1999 paid any dividend without paying advance corporation tax or at any time made any payment without deduction of income tax in the circumstances specified in sub-section (6) of that section. In respect of each such election the conditions of s 247 of the Taxes Act 1988 have at all times been and continue to be satisfied.

(B)	Transfer of Tax Refunds

Refunds arrangements and agreements relating to the transfer of tax refunds to which the Company is or has been a party; and

(1)	all claims by the Company for the transfer of tax refunds were when made and are now valid and have been or will be allowed by way of discharging the liability of the recipient company to pay any corporation tax;

(2)	the Company has not made nor is liable to make any payment under any such arrangement save in consideration for the transfer of tax refunds allowable to the Company by way of discharge from liability to corporation tax and equivalent to the taxation for which the Company would have been liable would it not have been for the transfers;

(3)	the Company has received all payments due to it under any such arrangement or agreement or transfer of tax refunds made by it and the payments are not liable to be refunded in whole or in part.

(4)	No such payments exceeds or could exceed the amount permitted by
S102 (7) FA 1989.

(5)	save in respect of this Agreement, there have not been in
existence in relation to the Company any such arrangements as are referred to in s 410 of the Taxes Act 1988.

(C)	Surrender of Advance Corporation Tax

The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under s 240 of the Taxes Act 1988 and:

(1)	the Company has not paid nor is liable to pay any amount in
excess of the advance corporation tax surrendered to it nor for the benefit of any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax;

(2)	the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it and the payments are not liable to be refunded in whole or in part;

(3)	No payment exceeds or could exceed the amount permitted s 240(8)
TA 1988.

(4)	save in respect of this Agreement, there have not been in
existence in relation to the Company any such arrangements as are referred to in s 240(11) of the Taxes Act 1988.

(D)	Group Relief and Consortium Relief

The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by S402 Taxes Act 1988) to which the Company is or has been a party and:

(1)	all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

(2)	the Company has not made nor is liable to make any payment under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax and equivalent to the taxation for which the Company would have been liable had it not been for the surrender;

(3)	the Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it and no such payment is liable to be repaid, in whole or in part and no such payment exceeds the amount permitted by Section 402(6) TA 1988;

(4)	the Company is not a dual resident investing company within the meaning of s 404 of the Taxes Act 1988; and

(5)	save in respect of this Agreement, there are not nor have there been in existence in relation to the Company any such arrangements as are referred to in s 410 of the Taxes Act 1988.

(E)	Group Reconstructions

The Company has not been party to any scheme of reconstruction or reorganisation to which the provisions of s 139 of the TCGA 1992, s 703 of the Taxes Act 1988 or to which s 343 of the Taxes Act 1988 could apply.

(F)	Leaving the Group

The execution or completion of this agreement or any other event since the Balance Sheet Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by the Company for Taxation purposes pursuant to section 178 or 179, TCGA or as a result of any other Event since the Balance Sheet Date.

2.4	Close Companies

(1)	The Company is not and has not been at any time within the six years ended at the Balance Sheet Date a close company within s 414 and s 415 of the Taxes Act 1988.

(2)	No distribution within s 418 of the Taxes Act 1988 has been made by the Company.

(3)	The Company has not made (and will not be deemed to have made)
any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under s 419,420 & 421 of the Taxes Act 1988 and the Company has not released or written off or agreed to release or write off the whole or any part of such loans or advances..

(4)	The Company is not, and has not since 31 March 1989 been, a close investment holding company within the meaning of s 13A of the Taxes Act
1988.


2.6	Taxation of Employees and Agents

(A) PAYE

The Company has properly operated the Pay As You Earn system deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and punctually accounted to the Inland Revenue for all tax so deducted and all returns required pursuant to s 203 of the Taxes Act 1988 and regulations made thereunder have been punctually made and are accurate and complete in all respects.

(B) Dispensations and PAYE Audits

The Disclosure Letter contains full details of all dispensations obtained by the Company and all notifications given by the Inland Revenue under s166 TA 1988 and all details of any visit from the Audit Office of the Inland Revenue within the last six years including full details of any settlement made pursuant thereto.

(C)	Benefits for Employees

(1)	The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

(3)	The Company has not issued any shares in the circumstances
described in s 77(1) and has complied with s 85 of the Finance Act
1988.

(4)	The Company has not made any payment to which s 313 of the Taxes
Act 1988 applies.

(D)	Personal Service Companies

	Any payment made to or for the direct or indirect benefit of any person who is or might be regarded by any taxation authority as an employee of the Company is made to such person direct and is not made to any company or other entity associated with that person.

(E)	Sub-Contractors

The Company has properly operated the sub-contractors' scheme under Chapter IV Part XIII of the Taxes Act 1988 deducting tax as required by law from all payments made to sub-contractors of the Company and punctually accounted to the Inland Revenue for all tax so deducted.

(F)	National Insurance

	The Company has paid all national insurance and social security contributions including employer contributions for which it is liable and has kept proper books and records relating to the same and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

2.7	Value Added Tax: General Warranties

(A)	The Company is duly registered and is a taxable person for the purposes of VAT and such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs & Excise.

(B)	The Company has within the last six years complied in all
material respects with all statutory requirements, orders, provisions, directions or conditions related to value added tax.

(C)	All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Company's business.

(D)	The Company has not, at any time in the last 10 years, received any income which would be deemed to fall within Schedule 9 VATA, 1994
(Exemption).

(E)	The Company maintains complete, correct and up-to-date records for the purposes of all legislation relating to VAT and is not subject to any condition imposed by the Commissioners of Customs & Excise under paragraph 6 Schedule 11 VATA relating to the preservation of information.

(F)	The Company is not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision.

(G)	The Company has not within the last 6 years ending on the date of this Agreement been served with any penalty liability notice under section 64 (3) VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA.

(H)	The Company has not within the last six years been required by the Commissioners of Customs & Excise to give security under paragraph 4 Schedule 11 VATA.

(I)	The Company has not been or applied for treatment as a member of a group for VAT purposes under Section 43 VATA and no transaction has been effected in consequence of which the relevant Group Member is or may be held liable for any VAT arising from supplies made by another company.

(J)	The Company has no interest in any assets treated as items under
Part XV of the Value Added Tax Regulations 1995 (Capital Goods Scheme).

(K)	The Company is not, and has not been agreed to become, an agent, manager or factor for the purposes of Section 47 VATA of any person who is not resident in the United Kingdom; and

(L)	The Company is not and is not required to be, registered for VAT in any country other than the UK.

(M)  	The Company has not paid and is not liable to pay any interest pursuant to s 74 of the Value Added Tax Act 1994.

(N)	The company has not within the last six years disposed of or acquired any business or assets in the circumstances mentioned in
Section 49 VATA or Article 5 of the Value Added Tax (Special
Provisions) Order 1995.

(O)	All goods and services supplied by the company, or goods imported by the company, in respect of which the company has claimed credit for input tax under the rules set out in VATA, are used or to be used wholly for the purposes of its business.

(P)	There are set out in the Disclosure Letter details of all
outstanding claims made by  each Group Member under Section 36 VATA -
Bad Debt.

(Q)	The company has not been a party to any transaction or
arrangement as a result of which a direction has been or may be given under Schedule 9A VATA (anti-avoidance provisions for groups of companies).

(R)	The company has not received any supplies of the type described in Schedule 5 VATA.

2.7.1	VAT: Property Transactions

(A)	The company has not incurred any liability in respect of  VAT
(whether to HM Customs & Excise or to any other person) by reason of the provisions of paragraph 2 (1) Schedule 10 VATA and there are no circumstances whereby the company could become so liable as a result of a person making an election under that paragraph.

(B)	The company nor any relevant associate (within the meaning of paragraph 3 (7) Schedule 10 VATA) has not made any election under paragraph 2 (1) Schedule 10 VATA in respect of any land in, over or in respect of which the company has any interest , right or licence to occupy and the company is not aware of any intention to make such an election.

2.8	Stamp Duties

(A) 	All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped or stamped with a particular stamp
denoting that no stamp duty is chargeable.   Since the Balance Sheet
Date there have been and are no circumstances or transactions to which the Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on the Company.

(B)	Stamp Duty Reserve Tax

Since the Balance Sheet Date the Company has not incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), Finance Act 1986 which could lead to the Company incurring such a liability or becoming so accountable.

2.9	Inheritance Tax and Gifts

(A)	No transfers of value and associated operations

	The Company has made no transfers of value within sections 94 and 202, ITA 1984, nor has the Company received a transfer of value such that liability might arise under section 199, ITA 1984, nor has the Company been party to associated operations in relation to a transfer of value as defined by section 268, ITA 1984.

(B)	Inland Revenue charge

	There is no unsatisfied liability to inheritance tax attached to or attributable to the Shares or any asset of the Company and none of them are subject to an Inland Revenue charge as mentioned in section
237 and 238, ITA 1984.

(C)	Power of sale, mortgage or charge

	No asset owned by the Company nor the Shares are liable to be subject to any sale, mortgage or charge by virtue of section 212, ITA 1984.



 SCHEDULE 8


COMPLETION ARRANGEMENTS


1. VENDOR'S OBLIGATIONS TO DELIVER

The Vendor shall deliver to the Purchaser:

(a) duly executed share transfers in respect of the Sale Shares in favour of the Purchaser, or as it may direct, together with the relative share certificates and any power of attorney or other authority under which such transfers have been executed;

(b) written resignations and releases under seal, in the agreed form, from the Secretary of the Company and the Directors (other than the Continuing Directors) resigning their offices and releasing the Company from all claims and rights of action whatsoever, whether in respect of breach of contract, compensation for loss of office, unfair dismissal, redundancy or in respect of any loan or other indebtedness, or on any other account whatsoever;

(c) the Common Seal, Certificate of Incorporation and the statutory books of the Company properly written up to the day prior to Completion, namely the Register of Members, Register of Mortgages, Register of Directors and Secretaries, Register of Directors'
Interests, the Books of Account and the Minute Books of Meetings of the Company and of its Boards of Directors;


(d) copies of all existing bank mandates and statements of the balances of any bank accounts in the name of the Company, as at the close of business on the last Business Day before Completion together with a list of all unpresented cheques and uncleared cheques which upon presentation or clearance would be debited or credited to such accounts;

(e) the Tax Deed, and the Name Licence Agreement duly executed as at Completion by the Vendor and the Purchaser;

(f) a letter of resignation as auditors of the Company in the agreed form signed by the Auditors and complying with Article 401 of the Companies Order together with a statement, pursuant to Article 401A of the Companies Order, acknowledging that there are no circumstances connected with their ceasing to hold office which should be brought to the attention of the members or creditors of the Company together with confirmation that the Auditors have no claims against the Company for unpaid fees or expenses;

(h)	irrevocable powers of attorney (in such form as the Purchaser may require) executed by the Vendor in favour of the Purchaser, or its nominees, enabling the Purchaser, or its nominees, pending registration of the transfers of the Shares, to exercise all voting and other rights attaching to the Shares and to appoint proxies for such purpose;

(i)	Not Used

(j) a letter from the Vendor specifying the whereabouts of any other documents, books or records of the Company which are not held at the Property and directing the holders of them to deliver them up to the Purchaser upon request;

(k)	a letter of confirmation from Invest NI to the Company,
expressing its consent to the change of control of the Company and waiving rights to clawback of grant monies as referred to in the Conditions;

(k) a letter of confirmation from Ulster Bank Limited to the Company expressing its consent to the change of control of the Company and releasing SMTEK International Inc. from its guarantee;
(l) evidence of shareholder approval of the Vendor of a substantial property transaction with a director as required under the Companies Orders

(m)	any other documents required by this Agreement to be supplied by the Vendor to the Purchaser at Completion.


2. BOARD MEETING OF THE COMPANY

The Vendor shall cause to be duly held a meeting of the Company and of the Board of the Company validly to effect or execute or validly to resolve to effect or execute:

(a)	the approval of the said transfers of the Sale Shares to the
Purchaser and/or its nominees, the issue to the Purchaser and/or its nominees of share certificates in respect of those shares and the registration of the Purchaser and/or its nominees as holders of those shares (subject only to those transfers being represented duly stamped);

(b) the appointment as Directors and Secretary of the Company of such persons as the Purchaser may nominate, subject to such persons consenting to such appointment and not being disqualified in law or under the Articles of Association of the Company from holding such offices;

(c) the revocation of all existing bank mandates and the issue of new mandates in relation to the Company to such bank or banks and in such form as the Purchaser may direct;

(d) the acceptance of the resignation of the Auditors and the appointment as auditors of the Company of such person or firm as the Purchaser may nominate, subject to the provisions of the Companies Order;

(e)	the acceptance of the resignation of the existing Directors
(other than the Continuing Directors) and Secretary;

(f)	the change in the registered office of the Company to such
address as may be nominated by the Purchaser;

(g)	the sealing of the Tax Deed and Share Certificates in favour of the Purchaser;

(m) any other business which may be necessary or desirable to give full and valid effect to the sale and purchase provided for in this Agreement or as the Purchaser may reasonably require;

and the Vendor shall supply duly signed minutes of all such meetings to the Purchaser on Completion.


3. PURCHASER'S OBLIGATION AT COMPLETION

Subject to the conclusion of the matters referred to in Paragraphs 1 (Vendor's Obligations to Deliver) and 2 (Board Meeting of the Company) the Purchaser shall:

(a) deliver to the Vendor's Solicitors $1 in cash;

(b) deliver to the Vendor's Solicitors a counterpart of each of the Tax Deed and the Name Licence Agreement duly executed by the Purchaser; and



SCHEDULE 9


VENDOR PROTECTION

1. Limitation of Liability
The following paragraphs of this Schedule shall operate to limit the liability of the Vendor under or in connection with the Tax Deed, and the Warranties and accordingly, in this Schedule, "Relevant Claim" means any claim under or in connection with the Warranties or the Tax Deed (including for the avoidance of doubt, any claim for misrepresentation or negligent misstatement)

2. Financial Limits
2.1 Aggregate limit
The aggregate liability of the Vendor in respect of Relevant Claims shall be limited to 80,000 pounds sterling.

2.2 Thresholds
The Vendor shall not be liable in respect of a Relevant Claim unless the liability of the Vendor in respect of that Relevant Claim (and all other Relevant Claims arising out of or related to the said or similar subject matter) exceeds -8,000 pounds sterling.

2.3 The Vendor shall not be liable in respect of any Relevant Claim
(a) to the extent that the subject of any such claim is allowed or provided for or reserved in the Audited Accounts or the Completion Accounts or has been included in calculating creditors or deducted in calculating debtors in the Audited Accounts or the Completion Accounts and (in the case of creditors or debtors) is identified in the records of the Company or to the extent such matter was specifically referred to in the notes to the Audited Accounts or the Completion Accounts;
(b) to the extent that any such claim arises or is increased:
- wholly or partly from an act or omission occurring at the request of or with the written consent of the Purchaser or (on or after Completion) the Company or any of its directors, other officers, employees or agents;
- wholly or partly from an act or omission compelled by law;
- as a result of any increase in rates of taxation since the Balance
Sheet Date;
- as a result of any change after Completion in the basis upon which the accounts of the Company are prepared or any change in accounting or taxation practice, policies or principles;
- as a result of any change after Completion in the date to which the Company makes up its accounts; or
- wholly or partly as a result of the passing or coming into force of, or any change in, any enactment law regulation directive requirements or practice of any government governmental agency or regulatory body after Completion whether or not having retrospective effect.
(c) to the extent that the subject of any such claim is fairly disclosed in this Agreement or in the Disclosure Letter;
(d) to the extent that the liabilities of any such claim are contingent, future or unascertainable in which case the Vendor shall not be liable to recompense the Purchaser until such time as the Purchaser shall actually have suffered the loss or incurred the liability in question;
(e) if it relates to any expression or opinion or future intention or any forecasts, projections, speculation, assessment or budget;
(f) if it relates to the fact that the Company has lost goodwill or possible business since Completion; and
(g) if it would not have arisen or would have been reduced but for the cessation of a trade or a change in the nature or conduct of a trade carried on by the Company in either case occurring after Completion.

3. Time Limits
3.1 Notice to Vendor
The Vendor shall have no liability in respect of any Relevant Claim unless the Purchaser shall have given notice in writing to the Vendor of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof not later than:

(A) in the case of a Relevant Claim under or in connection with the Tax Deed the applicable time limits specified in Sub-Clause 3.2 of the Tax Deed; or
(B) in any other case,  31 May 2004

3.2 Any Relevant Claim in respect of which notice shall have been given in accordance with clause 3.1 above shall be deemed to have been irrevocably withdrawn and lapsed (not having been previously satisfied settled or withdrawn) if proceedings in respect of such claim have not been issued and served on the Vendor not later than the expiry of the period of 4 months after the date of this notice.

4. Recovery from Third Parties
4.1 Accounting to Vendor
If the Vendor pays to or for the benefit of the Purchaser an amount in respect of any Relevant Claim and any of the Purchaser, or the Company subsequently receives from any other person any payment in respect of the matter giving rise to the Relevant Claim, the Purchaser shall thereupon pay to the Vendor an amount equal to the payment received, after having taken into account any cost, liability (including tax liability) or expense in respect thereof and except to any extent that the liability of the Vendor in respect of the Relevant Claim was reduced to take account of such payment

4.2 Where the Purchaser and/or the Company is or is likely to be entitled to recover from some other person any sum in rspect of any matter giving rise to a Relevant Claim or a claim under the Tax Deed then the Purchaser shall procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then either the amount payable by the Vendor in respect of that claim shall be reduced by an equal amount to the sum so recovered
4.3 Without prejudice to the generality of 4.2 above, the provisions of
4.2 shall apply:
(a) where the Company is entitled to recover from its insurers (in respect of insurance effective on or before Completion) any sum in respect of any matter giving rise to a Relevant Claim
(b) to the extent that the Vendor is liable for an obligation of the Company to pay advance corporation tax and the Company is entitled to obtain the benefit or reduction in liability to mainstream corporation tax by reason of such payment when the Purchaser shall procure that the Company shall make all such claims and elections as will result in such benefit or reduction being obtained as soon as reasonably possible

5. No duplication of Recovery
5.1 No Double Recovery
The Purchaser shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss

5.2 Claims under Warranties or Tax Deed
In the event that the Purchaser is entitled to claim under the Tax Deed or under the Warranties contained in Schedule 7 (Taxation) in respect of the same subject matter, the Purchaser may claim under either or both but payments under the Tax Deed shall pro tanto satisfy and discharge any claim which is capable of being brought under the Warranties contained in Schedule 4 in respect of the same subject matter and vice versa

6. Conduct of Warranty Claims
6.1 The Purchaser shall notify the Vendor in writing of:
(a) any claim made against it by a third party which may give rise to a Relevant Claim; and
(b) any claim the Purchaser is entitled to bring against a third party which claim is based on circumstances which may give rise to a Relevant Claim.

6.2 The Purchaser shall not be liable for any delay in giving any notice under sub-clause 6.1 and shall not by reason of such delay be precluded from bringing any such claim against the Vendor
6.3 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the wishes of the Vendor and at its cost subject to it giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser and the Vendor hereby undertakes to indemnity and keep the Purchaser in respect of such costs and expenses

6.4 The Purchaser shall provide to the Vendor and the Vendor's advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Relevant Claim and enabling the Vendor to take the action referred to in sub-clause 6.3 and shall allow the Vendor and its advisers to take copies of any relevant documents or records at their expense.



 SCHEDULE 10
NAME LICENCE AGREEMENT





/s/ Kirk Waldron
SIGNED by Kirk Waldron
duly authorised for and on behalf of
DDL EUROPE LIMITED




SIGNED by Kieran Leonard
duly authorised for and on behalf of
ALINA LIMITED





SIGNED by Kirk Waldron
duly authorised for and on behalf of
SMTEK INTERNATIONAL INC